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                               FIRST USA BANK

                          Transferor and Servicer

                                    and


                       NATIONSBANK OF VIRGINIA, N.A.


                                  Trustees

                    on behalf of the Certificateholders

                 of the First USA Credit Card Master Trust

                    ------------------------------------

                      POOLING AND SERVICING AGREEMENT

                       Dated as of September 1, 1992


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                             TABLE OF CONTENTS

                                                                         Page
ARTICLE I

DEFINITIONS...............................................................  1

      Section 1.1    Definitions..........................................  1
      Section 1.2    Other Definitional Provisions........................ 22

ARTICLE II

CONVEYANCE OF RECEIVABLES;
ISSUANCE OF CERTIFICATES

      Section 2.1    Conveyance of Receivables............................ 24
      Section 2.2    Acceptance by Trustee................................ 26
      Section 2.3    Representations and Warranties of the
                       Transferor......................................... 27
      Section 2.4    Representations and Warranties of the
                       Transferor Relating to the Agreement and
                       the Receivables.................................... 29
      Section 2.5    Covenants of the Transferor.......................... 37
      Section 2.6    Addition of Accounts................................. 40
      Section 2.7    Removal of Accounts.................................. 43
      Section 2.8    Discount Receivables................................. 45

ARTICLE III

ADMINISTRATION AND SERVICING
OF RECEIVABLES

      Section 3.1    Acceptance of Appointment and Other Matters
                       Relating to the Servicer........................... 47
      Section 3.2    Servicing Compensation............................... 50
      Section 3.3    Representations and Warranties of the Servicer....... 51
      Section 3.4    Reports and Records for the Trustee.................. 53
      Section 3.5    Annual Servicer's Certificate........................ 54
      Section 3.6    Annual Independent Accountants' Servicing
                       Report............................................. 55
      Section 3.7    Tax Treatment........................................ 56
      Section 3.8    Notices to the Transferor............................ 57

ARTICLE IV

RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
AND APPLICATION OF COLLECTIONS

      Section 4.1    Rights of Certificateholders......................... 58
      Section 4.2    Establishment of Accounts............................ 58
      Section 4.3    Collections and Allocations.......................... 61

ARTICLE V

[ARTICLE V IS RESERVED AND SHALL
BE SPECIFIED IN ANY SUPPLEMENT
WITH RESPECT TO ANY SERIES)

ARTICLE VI

THE CERTIFICATES

      Section 6.1    The Certificates..................................... 66
      Section 6.2    Authentication of Certificates....................... 67
      Section 6.3    Registration of Transfer and Exchange
                       of Certificates.................................... 68
      Section 6.4    Mutilated, Destroyed, Lost or Stolen
                       Certificates....................................... 71
      Section 6.5    Persons Deemed Owners................................ 72
      Section 6.6    Appointment of Paying Agent.......................... 73
      Section 6.7    Access to List of Certificateholders' Names
                       and Addresses...................................... 75
      Section 6.8    Authenticating Agent................................. 75
      Section 6.9    Tender of Exchangeable Transferor Certificate........ 77
      Section 6.10   Book-Entry Certificates.............................. 80
      Section 6.11   Notices to Clearing Agency........................... 81
      Section 6.12   Definitive Certificates.............................. 82
      Section 6.13   Global Certificate; Euro-Certificate
                       Exchange Date...................................... 83
      Section 6.14   Meetings of Certificateholders....................... 83

ARTICLE VII

OTHER MATTERS RELATING TO THE TRANSFEROR

      Section 7.1    Liability of the Transferor.......................... 84
      Section 7.2    Merger or Consolidation of, or Assumption of
                        the Obligations of, the Transferor................ 84
      Section 7.3    Limitation on Liability.............................. 85
      Section 7.4    Liabilities.......................................... 86

ARTICLE VIII

OTHER MATTERS RELATING
TO THE SERVICER

      Section 8.1    Liability of the Servicer............................ 87
      Section 8.2    Merger or Consolidation of, or Assumption of
                       the Obligations of, the Servicer................... 87
      Section 8.3    Limitation on Liability of the Servicer
                       and Others......................................... 88
      Section 8.4    Servicer Indemnification of the Trust and
                        the Trustee....................................... 89
      Section 8.5    The Servicer Not to Resign........................... 90
      Section 8.6    Access to Certain Documentation and Information
                       Regarding the Receivables.......................... 90
      Section 8.7    Delegation of Duties................................. 90
      Section 8.8    Examination of Records............................... 91

ARTICLE IX

PAY OUT EVENTS

      Section 9.1    Pay Out Events....................................... 92
      Section 9.2    Additional Rights Upon the Occurrence of
                       Certain Events..................................... 92

ARTICLE X

SERVICER DEFAULTS

      Section 10.1   Servicer Defaults.................................... 96
      Section 10.2   Trustee to Act; Appointment of Successor............. 99
      Section 10.3   Notification to Certificateholders...................101
      Section 10.4   Waiver of Past Defaults..............................102

ARTICLE XI

THE TRUSTEE

      Section 11.1   Duties of Trustee....................................103
      Section 11.2   Certain Matters Affecting the Trustee................105
      Section 11.3   Trustee Not Liable for Recitals in Certificates......107
      Section 11.4   Trustee May Own Certificates.........................108
      Section 11.5   The Servicer to Pay Trustee's Fees and Expenses......108
      Section 11.6   Eligibility Requirements for Trustee.................108
      Section 11.7   Resignation or Removal of Trustee....................109
      Section 11.8   Successor Trustee....................................110
      Section 11.9   Merger or Consolidation of Trustee...................111
      Section 11.10  Appointment of Co-Trustee or Separate Trustee........111
      Section 11.11  Tax Returns..........................................113
      Section 11.12  Trustee May Enforce Claims Without Possession
                       of Certificates....................................113
      Section 11.13  Suits for Enforcement................................113
      Section 11.14  Rights of Certificateholders to Direct Trustee.......114
      Section 11.15  Representations and Warranties of Trustee............114
      Section 11.16  Maintenance of Office or Agency......................115

ARTICLE XII

TERMINATION

      Section 12.1   Termination of Trust.................................116
      Section 12.2   Optional Purchase....................................118
      Section 12.3   Final Payment with Respect to any Series.............118
      Section 12.4   Termination Rights of Holder of Exchangeable
                       Transferor Certificate.............................120

ARTICLE XIII

MISCELLANEOUS PROVISIONS

      Section 13.1   Amendment............................................122
      Section 13.2   Protection of Right Title and Interest to Trust......123
      Section 13.3   Limitation on Rights of Certificateholders...........125
      Section 13.4   Governing Law........................................126
      Section 13.5   Notices..............................................126
      Section 13.6   Severability of Provisions...........................127
      Section 13.7   Assignment...........................................127
      Section 13.8   Certificates Non-Assessable and Fully Paid...........127
      Section 13.9   Further Assurances...................................128
      Section 13.10  No Waiver; Cumulative Remedies.......................128
      Section 13.11  Counterparts.........................................128
      Section 13.12  Third-Party Beneficiaries............................128
      Section 13.13  Actions by Certificateholders........................128
      Section 13.14  Rule 144A Information................................129
      Section 13.15  Merger and Integration...............................129
      Section 13.16  Heading..............................................129

EXHIBITS

Exhibit A         Form of Exchangeable Transferor Certificate
Exhibit B         Form of Assignment of Receivables in Additional Accounts
Exhibit C         Form of Monthly Servicer's Certificate
Exhibit D         Form of Annual Servicer's Certificate
Exhibit E         Form of Opinion of Counsel Regarding Additional Accounts
Exhibit F         Form of Annual Opinion of Counsel
Exhibit G         Form of Reassignment of Receivables
Exhibit H         Form of Reconveyance of Receivables

                                 SCHEDULES

Schedule 1  List of Account [Deemed Incorporated]





            POOLING AND SERVICING AGREEMENT, dated as of September 1, 1992 by and between FIRST USA BANK, a Delaware chartered banking Corporation, as Transferor and Servicer, and NATIONSBANK OF VIRGINIA, N.A., a national banking association organized and existing under the laws of the United States, as Trustee.

            In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders:


                                 ARTICLE I

                                DEFINITIONS

            Section 1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

            "Account Information" shall have the meaning specified in subsection 2.02(b).

            "Account" shall mean each VISA(R) and MasterCard(R)* credit card account established pursuant to a Credit Card Agreement between the Transferor and any Person identified by account number and by the Receivable balance as of August 21, 1992 and as of each Addition Cut-Off Date in each computer file or microfiche list delivered to the Trustee by the Transferor pursuant to Section 2.01 or 2.06. The definition of Account shall include each Transferred Account. The term "Account" shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

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*     VISA(R) and MasterCard(R) are registered trademarks of VISA USA, Inc.
      and of MasterCard International Incorporated, respectively.

            "Addition Cut Off Date" shall mean each date as of which Additional Accounts shall be selected to be included as Accounts pursuant to Section 2.06.

            "Addition Date" shall mean each date as of which Additional Accounts will be included as Accounts pursuant to Section 2.06.

            "Additional Accounts" shall have the meaning specified in subsection 2.06(a).

            "Adjustment Payment" shall have the meaning specified in subsection 4.03(c).

            "Affiliate" of any Person shall mean any other Person controlling, controlled by or under common control with such Person.

            "Aggregate Investor Default Amount" shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

            "Aggregate Invested Amount" shall mean, as of any date of determination, the sum of the Invested Amounts of all Series of Certificates issued and outstanding on such date of determination.

            "Aggregate Investor Percentage" with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, as the case may be, shall mean, as of any date of determination, the sum of such Investor Percentages of all Series of Certificates issued and outstanding on such date of determination; provided, however, that the Aggregate Investor Percentage shall not exceed 100%.

            "Agreement" shall mean this Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including any Supplement.

            "Allocated Collections" shall have the meaning specified in subsection 4.03(f).

            "Amortization Period" shall mean, with respect to any Series, the period following the related Revolving Period, which shall be the controlled amortization period, the rapid amortization period, or other amortization or accumulation period, in each case as defined with respect to such Series in the related Supplement.

            "Annual Membership Fee" shall have the meaning specified in the Credit Card Agreement applicable to each Account for annual membership fees or similar terms.

            "Applicants" shall have the meaning specified in Section 6.07.

            "Appointment Day" shall have the meaning specified in subsection 9.02(a).

            "Assignment" shall have the meaning specified in subsection 2.06(c)(ii).

            "Authorized Newspaper" shall mean a newspaper of general circulation in the Borough of Manhattan, The City of New York printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

            "Average Principal Receivables" shall mean, for any period, an amount equal to (a) the sum of the aggregate amount of Principal
Receivables at the end of each day during such period divided by (b) the number of days in such period.

            "Bank Portfolio" shall mean the MasterCard and VISA accounts originated by the Transferor.

            "Bearer Certificates" shall have the meaning specified in
Section 6.01.

            "Bearer Rules" shall mean the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, Proposed or Temporary Regulations.

            "BIF" shall mean the Bank Insurance Fund administered by the FDIC.

            "Book-Entry Certificates" shall mean certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be ""Book-Entry Certificates."

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or Richmond, Virginia (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

            "Cash Advance Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for cash advance fees or similar terms.

            "CEDEL" shall mean Centrale de Livraison de Valeurs Mobilieres
S.A.

            "Certificate" shall mean any one of the Investor Certificates of any Series or the Exchangeable Transferor Certificate.

            "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or Coupon, as the case may be.

            "Certificate Interest" shall mean interest payable in respect of the Investor Certificates of any Series pursuant to Article IV of the Supplement for such Series.

            "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

            "Certificate Principal" shall mean principal payable in respect of the Investor Certificates of any Series pursuant to Article IV of this Agreement.

            "Certificate Rate" shall mean, with respect to any Series of Certificates (or, for any Series with more than one class, for each class of such Series), the percentage (or formula on the basis of which such rate shall be determined) stated in the related Supplement; provided, that unless otherwise provided in a Supplement, such rate shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Certificate Register" shall mean the register maintained pursuant to Section 6.03, providing for the registration of the Certificates and transfers and exchanges thereof.

            "Class" shall mean, with respect to any Series, any one of the classes of Certificates of that Series as specified in the related Supplement.

            "Clearing Agency" shall mean an organization registered as a "clearing agency"" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

            "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

            "Closing Date" shall mean, with respect to any Series, the date of issuance of such Series of Certificates, as specified in the related Supplement.

            "Collection Account" shall have the meaning specified in subsection 4.02(a).

            "Collections" shall mean all payments (including Insurance Proceeds) received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the Credit Card Agreement in effect from time to time on any Receivables. A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the Date of Processing of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess. Collections with respect to any Monthly Period shall include the amount of Interchange (if any) allocable to any Series of Certificates pursuant to any Supplement with respect to such Monthly Period (to the extent received by the Trust and deposited into the Finance Charge Account or any Series Account as the case may be, on the Transfer Date following such Monthly Period), to be applied as if such Collections were Finance Charge Receivables for all purposes. Collections with respect to any Monthly Period shall also include the amount deposited by the Transferor into the Finance Charge Account (or Series Account if provided in any Supplement) pursuant to Section 2.08.

            "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 600 East Main Street, 17th Floor, Richmond, Virginia 23219, Attention: John A. Dracos, Jr.

            "Coupon" shall have the meaning specified in Section 6.01.

            "Credit Adjustment" shall have the meaning specified in subsection 4.03(c).

            "Credit Card Agreement" shall mean the Agreement and Federal Truth in Lending Statement for MasterCard and VISA credit card accounts between any Obligor and First USA Bank as such agreements may be amended, modified or otherwise changed from time to time.

            "Credit Card Guidelines" shall mean the Transferor's policies and procedures relating to the operation of its credit card business, including, without limitation, the policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

            "Cut Off Date" shall mean August 21, 1992.

            "Date of Processing" shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer master file of VISAu and MasterCardu accounts (without regard to the effective date of such recordation).

            "Default Amount" shall mean, with respect to any Defaulted Account, the amount of Principal Receivables (other than Ineligible Receivables) in such Defaulted Account on the day such Account became a Defaulted Account.

            "Defaulted Account" shall mean each Account with respect to which, in accordance with the Credit Card Guidelines or the Servicer's customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables, the Servicer has charged off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of VISA and MasterCard accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

            "Definitive Certificate" shall have the meaning specified in
Section 6.10.

            "Depository" shall have the meaning specified in Section 6.10.

            "Depository Agreement" shall mean, with respect to each Series, the agreement among the Transferor, the Trustee and the Clearing Agency, or as otherwise provided in the related Supplement.

            "Determination Date" shall mean the first Business Day on or before the eighth calendar day prior to each Distribution Date.

            "Discount Receivables" shall mean on any Date of Processing, the sum of (a) the aggregate Discount Receivables at the end of the prior Date of Processing plus (b) any new Discount Receivables created on such Date of Processing minus (c) any Discount Receivables Collections received on such Date of Processing. Discount Receivables created on any Date of Processing shall mean the product of the amount of any Principal Receivables created on such Date of Processing (without giving effect to the proviso in the definition of Principal Receivables) and the Yield Factor.

            "Discount Receivable Collections" shall mean on any Date of Processing, the product of (a) a fraction the numerator of which is the amount of Discount Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Receivables in each case (for both numerator and denominator) at the end of the prior Monthly Period and
(b) collections of Principal Receivables on such Date of Processing.

            "Distribution Account" shall have the meaning specified in subsection 4.02(c).

            "Distribution Date" shall mean, unless otherwise specified in any Supplement for the related Series, the fifteenth day of each month or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

            "Dollars", "$" or "U.S. $" shall mean United States dollars.

            "Draft Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for any draft fees or similar terms.

            "Eligible Account" shall mean, as of the Cut Off Date (or, with respect to Additional Accounts as of the relevant Addition Cut Off Date), each Account owned by the Transferor:

            (a) which was in existence and maintained with the Transferor prior to its selection for inclusion in the Trust;

            (b)  which is payable in Dollars;

            (c) the Obligor on which has provided, as its most recent billing address, an address which is located in the United States or its territories or possessions;

            (d) which the Transferor has not classified on its electronic records as stolen or lost;

            (e) which has not been identified by the Transferor in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

            (f) which has not been sold or pledged to any other party and which does not have receivables which have been sold or pledged to any other party;

            (g) which is a VISA or MasterCard revolving credit card account; and

            (h) which the Transferor has not charged off in its customary and usual manner for charging off such Accounts as of the Cut Off Date (or, with respect to Additional Accounts, as of the relevant Addition Cut Off
Date).

            "Eligible Receivable" shall mean each Receivable:

            (a) which has arisen under an Eligible Account (in the case of Accounts conveyed to the Trust on the Initial Closing Date as of the Cut Off Date and in the case of Additional Accounts as of the relevant Addition Cut Off Date);

            (b) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Transferor and pursuant to a Credit Card Agreement which complies, in all material respects, with all Requirements of Law applicable to the Transferor;

            (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by the Transferor of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

            (d) as to which, at the time of and at all times after the creation of such Receivable, the Transferor or the Trust had good and marketable title thereto, free and clear of all Liens arising under or through the Transferor or any of its Affiliates (other than Liens permitted pursuant to subsection 2.05(b));

            (e) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

            (f) which constitutes an "account" under and as defined in
Article 9 of the UCC as then in effect in the State of Delaware.

            "Enhancement" shall mean, with respect to any Series, the cash collateral account, letter of credit, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other contract or agreement for the benefit of the Certificateholders of such Series (or Certificateholders of a Class within such Series) as designated in the applicable Supplement.

            "Enhancement Provider" shall mean, with respect to any Series, the Person, if any, designated as such in the related Supplement.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Euroclear Operator" shall mean Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

            "Excess Amount Principal Allocation" shall have the meaning specified in subsection 4.03(f).

            "Excess Principal Collections" shall mean, with respect to a Distribution Date, the aggregate amount for all outstanding Series of Principal Collections which the related Supplements specify are to be treated as "Excess Principal Collections" for such Distribution Date.

            "Exchange" shall mean either of the procedures described under
Section 6.09.

            "Exchangeable Transferor Certificate" shall mean the certificate executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in
Section 6.09; provided, that at any time there shall be only one
Exchangeable Transferor Certificate.

            "Exchange Date" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.09.

            "Exchange Notice" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.09.

            "Extended Trust Termination Date" shall have the meaning specified in subsection 12.01(a).

            "FDIC" shall mean the Federal Deposit Insurance Corporation.

            "Finance Charge Account" shall have the meaning specified in subsection 4.02(b).

            "Finance Charge Receivables" shall mean Receivables created in respect of the Periodic Finance Charges, Annual Membership Fees, Cash Advance Fees, Late Fees, overlimit fees, return check fees and similar fees and charges and Discount Receivables. Finance Charge Receivables with respect to any Monthly Period shall include the amount of Interchange (if any) allocable to any Series of Certificates pursuant to any Supplement with respect to such Monthly Period (to the extent received by the Trust and deposited into the Finance Charge Account or any Series Account, as the case may be, on the Transfer Date following such Monthly Period).

            "Foreign Clearing Agency" shall mean CEDEL and the Euroclear
Operator.

            "Global Certificate" shall have the meaning specified in
Section 6.13.

            "Group" shall mean, with respect to any Series, the group of Series in which the related Supplement specifies such Series is to be included.

            "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Ineligible Receivable" shall have the meaning specified in subsection 2.04(d)(iii).

            "Initial Closing Date" shall mean September 24, 1992.

            "Initial Invested Amount" shall mean, with respect to any Series of Certificates, the amount stated in the related Supplement.

            "Insolvency Event" shall have the meaning specified in subsection 9.02(a).

            "Insurance Proceeds" shall mean any amounts recovered by the Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

            "Interchange" shall mean interchange fees payable to the Transferor, in its capacity as credit card issuer, through VISA USA, Inc. and MasterCard International Incorporated.

            "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Invested Amount" shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

            "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

            "Investor Account" shall mean each of the Finance Charge Account, the Principal Account and the Distribution Account.

            "Investor Certificate" shall mean any one of the certificates (including, without limitation, the Bearer Certificates, the Registered Certificates or the Global Certificates) executed by the Transferor and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple classes) of the investor certificate attached to the related Supplement.

            "Investor Certificateholder" shall mean the Holder of record of an Investor Certificate.

            "Investor Charge Off" shall have, with respect to each Series, the meaning specified in the applicable Supplement.

            "Investor Default Amount" shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

            "Investor Exchange" shall have the meaning specified in subsection 6.09(b).

            "Investor Monthly Servicing Fee" shall have, with respect to each Series, the meaning specified in Section 3.02.

            "Investor Percentage" shall have, with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, and any Series of Certificates, the meaning stated in the related Supplement.

            "Late Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar terms.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 7.02 shall not be deemed to constitute a Lien.

            "Minimum Aggregate Principal Receivables" shall mean, as of any date of determination, an amount equal to the sum of the Initial Invested Amounts for all outstanding Series on such date.

            "Minimum Transferor Interest" shall have the meaning specified in subsection 2.06(a).

            "Monthly Period" shall mean, unless otherwise defined in any Supplement, the period from and including the first day of a calendar month to and including the last day of a calendar month.

            "Monthly Transferor Servicing Fee" shall have the meaning specified in Section 3.02.

            "Monthly Servicing Fee" shall have the meaning specified in
Section 3.02.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Notice Date" shall have the meaning specified in subsection 2.06(c)(i).

            "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

            "Officer's Certificate" shall mean a certificate signed by any Vice President or more senior officer of the Transferor or Servicer and delivered to the Trustee.

            "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee.

            "Outstanding Series" shall have the meaning specified in subsection 4.03(f).

            "Paying Agent" shall mean any paying agent appointed pursuant to Section 6.06 and shall initially be the Trustee.

            "Pay Out Commencement Date" shall mean, with respect to each Series, (a) the date on which a Trust Pay Out Event is deemed to occur pursuant to Section 9.01 or (b) a Series Pay Out Event is deemed to occur pursuant to the Supplement for such Series.

            "Pay Out Event" shall mean, with respect to each Series, a Trust Pay Out Event or a Series Pay Out Event.

            "Periodic Finance Charges" shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

            "Permitted Investments" shall mean, unless otherwise provided in the Supplement with respect to any Series (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits, promissory notes, or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively;
(iv) bankers acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's and P-1 by Moody's or otherwise approved in writing by each Rating Agency; (b) demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a) (ii) above; (c) securities not represented by an instrument that are registered in the name of the Trustee upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Certificateholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it; and (d) any other investment if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Certificates.

            "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

            "Pool Factor" shall mean, unless any Series is issued in more than one Class as stated in any related Supplement, a number carried out to seven decimals representing the ratio of the applicable Invested Amount as of such Record Date (determined after taking into account any reduction in the Invested Amount which will occur on the following Distribution Date) to the applicable Initial Invested Amount.

            "Principal Account" shall have the meaning specified in subsection 4.02(b).

            "Principal Receivable" shall mean each Receivable other than
(i) Finance Charge Receivables, (ii) Receivables in Defaulted Accounts and
(iii) Discount Receivables. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables which the Transferor is unable to transfer as provided in subsection 2.05(e) shall not be included in calculating the aggregate amount of Principal Receivables.

            "Principal Shortfalls" shall mean, with respect to a Distribution Date, the aggregate amount of all outstanding Series which the related Supplements specify are "Principal Shortfalls" for such Distribution Date.

            "Principal Terms" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in subsection 6.09(c).

            "Publication Date" shall have the meaning specified in subsection 9.02(a).

            "Qualified Institution" shall have the meaning specified in subsection 4.02(a) (iii).

            "Rating Agency" shall mean, with respect to each Series, the rating agency or agencies, if any, specified in the related Supplement.

            "Reassignment" shall have the meaning specified in subsection 2.07(b) (ii).

            "Reassignment Date" shall have the meaning specified in subsection 2.04(e).

            "Receivable" shall mean any amount owing by the Obligors including, without limitation, amounts owing for the payment of goods and services, cash advances, access checks, Annual Membership Fees, Cash Advance Fees, Periodic Finance Charges, Late Fees, overlimit fees, return check fees and credit insurance premiums and Special Fees, if any.

            "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the preceding Monthly Period.

            "Registered Certificates" shall have the meaning specified in
Section 6.01.

            "Removal Date" shall mean the date on which Receivables in certain designated Removed Accounts will be reassigned by the Trustee to the Transferor.

            "Removal Notice Date" shall mean the day no later than the fifth Business Day prior to a Removal Date.

            "Removed Accounts" shall have the meaning specified in subsection 2.07(a).

            "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

            "Responsible Officer" shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Vice President or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and who shall have direct responsibility for the administration of this Agreement.

            "Retired Series" shall have the meaning specified in subsection 4.03(f).

            "Revolving Period" shall have, with respect to each Series, the meaning specified in the related Supplement.

            "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC.

            "Secured Obligations" shall have the meaning specified in
Section 2.01.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Series" shall mean any series of Investor Certificates, which may include within any such Series a Class or Classes of Investor
Certificates subordinate to another such Class or Classes of Investor Certificates.

            "Series Account" shall mean any account or accounts established pursuant to a Supplement for the benefit of such Series.

            "Series Pay Out Event" shall have, with respect to any Series, the meaning specified pursuant to the Supplement for the related Series.

            "Series Servicing Fee Percentage" shall mean, with respect to any Series, the amount specified in the related Supplement.

            "Series Termination Date" shall mean, with respect to any Series of Certificates, the date stated in the related Supplement.

            "Service Transaction Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for any service transaction fees or similar terms.

            "Servicer" shall mean initially First USA Bank, and its permitted successors and assigns and thereafter any Person appointed as successor as herein provided to service the Receivables.

            "Servicer Default" shall have the meaning specified in Section
10.01.

            "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            "Standard & Poor's" shall mean Standard & Poor's Corporation.

            "Successor Servicer" shall have the meaning specified in subsection 10.02(a).

            "Supplement" shall mean, with respect to any Series, a supplement to this Agreement complying with the terms of Section 6.09 of this Agreement, executed in conjunction with any issuance of any Series of Certificates (or, in the case of the Issuance of Certificates on the Initial Closing Date, the supplement executed in connection with the issuance of such Certificates).

            "Termination Notice" shall have, with respect to any Series, the meaning specified in subsection 10.01(d).

            "Transfer Agent and Registrar" shall have the meaning specified in Section 6.03 and shall initially be the Trustee's Corporate Trust Office.

            "Transfer Date" shall mean, with respect to any Series, the Business Day immediately prior to each Distribution Date.

            "Transferor" shall mean First USA Bank, a Delaware chartered banking Corporation.

            "Transferor Exchange" shall have the meaning specified in subsection 6.09(b).

            "Transferor Interest" shall mean, on any date of determination, the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination, minus the Aggregate Invested Amount at the end of such day.

            "Transferor Percentage" shall mean, on any date of determination, when used with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, a percentage equal to 100% minus the Aggregate Investor Percentage with respect to such categories of Receivables.

            "Transferred Account" shall mean (a) an Account with respect to which a new credit account number has been issued by the Servicer or the Transferor under circumstances resulting from a lost or stolen credit card or from the transfer from one affinity group to another affinity group and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines or (b) an Eligible Account resulting from the conversion of an Account that was a standard account to a premium account or from a premium account to a standard account, and which in either case can be traced or identified by reference to or by way of the computer files or microfiche lists delivered to the Trustee pursuant to Section 2.01 or
2.06 as an account into which an Account has been transferred.

            "Trust" shall mean the trust created by this Agreement, the corpus of which shall consist of the Receivables now existing or hereafter created and all monies due or to become due with respect thereto, all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Delaware) of the Receivables and Insurance Proceeds relating thereto, the right to receive certain amounts paid or payable as Interchange (if provided for in any Supplement), such funds as from time to time are deposited in the Collection Account, the Finance Charge Account, the Principal Account, the Distribution Account and any Series Account and the rights to any Enhancement with respect to any Series.

            "Trust Extension" shall have the meaning specified in subsection 12.01(a).

            "Trust Pay Out Event" shall have, with respect to each Series, the meaning specified in Section 9.01.

            "Trust Termination Date" shall mean the earlier to occur of (i) unless a Trust Extension shall have occurred, the day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Distribution Account or the applicable Series Account for the payment of Investor Certificateholders of each Series then issued and outstanding sufficient to pay in full the Aggregate Invested Amount plus interest accrued at the applicable Certificate Rate through the end of the related Monthly Period prior to the Distribution Date with respect to each such Series, (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, and
(iii) August 1, 2032.

            "Trustee" shall mean NationsBank of Virginia, N.A., a national banking association, and its successors and any Person resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

            "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

            "Unallocated Principal Collections" shall have the meaning specified in subsection 4.03(f).

            "Undivided Interest" shall mean the undivided interest in the Trust evidenced by an Investor Certificate.

            "Yield Factor" shall mean the fixed percentage designated by the Transferor pursuant to Section 2.08.

            Section 1.2  Other Definitional Provisions.

            (a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

            (c) The agreements, representations and warranties of First USA Bank in this Agreement and in any Supplement in each of its capacities as Transferor and Servicer shall be deemed to be the agreements, representations and warranties of First USA Bank solely in each such capacity for so long as First USA Bank acts in each such capacity under this Agreement.

            (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of this Agreement or any Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified. The Monthly Servicer Report, the form of which is attached as Exhibit C to this Agreement, shall be in substantially the form of Exhibit C, with such changes as the Servicer may determine to be necessary or desirable; provided, however, that no such change shall serve to exclude information required by the Agreement or any Supplement. The Servicer shall, upon making such determination, deliver to the Trustee and each Rating Agency an Officer's Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. The Trustee may conclusively rely upon such Officer's Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Agreement.

                         [End of Article I]


                                 ARTICLE II

                         CONVEYANCE OF RECEIVABLES;
                          ISSUANCE OF CERTIFICATES

            Section 2.1 Conveyance of Receivables. The Transferor does hereby transfer, assign, set-over, and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse, all of its right, title and interest in and to the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds of such Receivables and Insurance Proceeds relating to such Receivables. The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Trust, the Trustee or any Investor Certificateholder of any obligation of the Transferor, the Servicer or any other Person in connection with the Accounts or Receivables or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, merchant banks, merchants clearance systems, VISA USA, Inc., Mastercard International Incorporated or any insurers.

            In connection with such transfer, assignment, set-over and conveyance, the Transferor agrees to record and file, at its own expense, a financing statement (including any continuation statements with respect to such financing statement when applicable) with respect to the Receivables now existing and hereafter created for the transfer of accounts (as defined in Section 9-106 of the UCC as in effect in the State of Delaware) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or continuation statement or other evidence of such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of issuance of the Certificates, and in the case of any continuation statements filed pursuant to this Section 2.01, as soon as practicable after receipt thereof by the Transferor. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

            In connection with such transfer, the Transferor agrees, at its own expense, on or prior to the Initial Closing Date (i) to annotate and indicate in its computer files that Receivables created in connection with the Accounts (other than any Additional Accounts) have been transferred to the Trust pursuant to this Agreement for the benefit of the Certificateholders and (ii) to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and setting forth the Receivable balance as of August 21, 1992. Such file or list shall be marked as Schedule 1 to this Agreement, delivered to the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Transferor further agrees not to alter the file designation referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account.

            The Transferor hereby grants and transfers to the Trustee a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), all payments on such Receivables, all Insurance Proceeds relating thereto and all proceeds thereof, to secure a loan in an amount equal to the unpaid principal amount of the investor certificates issued hereunder or to be issued pursuant to this Agreement and the interest accrued at the related certificate rate (the "Secured Obligations"), and that this Agreement shall constitute a security agreement under applicable law.

            Pursuant to the request of the Transferor, the Trustee shall cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Transferor pursuant to Section 6.02.

            Section 2.2  Acceptance by Trustee.

            (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Transferor in and to the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds of such Receivables, Insurance Proceeds relating to such Receivables, and the proceeds thereof, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Trustee the computer file or microfiche list described in the third paragraph of Section 2.01.

            (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Trustee by the Transferor pursuant to Sections 2.01, 2.06 and 2.07 ("Account Information") except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a Successor Servicer appointed pursuant to Section 10.02, any successor trustee appointed pursuant to
Section 11.08, any co-trustee or separate trustee appointed pursuant to
Section 11.10 or any other Person in connection with a UCC search or as mandated pursuant to any Requirement of Law applicable to the Trustee. The Trustee agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. In the event that the Trustee is required by law to disclose any Account Information, the Trustee shall provide the Transferor with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Transferor may request a protective order or other appropriate remedy. The Trustee shall make best efforts to provide the Transferor with written notice no later than five days prior to any disclosure pursuant to this subsection 2.02(b).

            (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

            Section 2.3 Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust as of the Initial Closing Date:

            (a) Organization and Good Standing. The Transferor is a Delaware chartered banking corporation duly organized and validly existing in good standing under the Laws of the State of Delaware and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to execute and deliver to the Trustee the Certificates pursuant hereto.

            (b) Due Qualification. The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to the Transferor required under federal and Delaware law; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable.

            (c) Due Authorization. The execution and delivery of this Agreement and the execution and delivery to the Trustee of the Certificates by the Transferor and the consummation of the transactions provided for in this Agreement have been duly authorized by the Transferor by all necessary corporate action on its part and this Agreement will remain, from the time of its execution, an official record of the Transferor.

            (d) No Conflict. The execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or any of its properties are bound.

            (e) No Violation. The execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Transferor.

            (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust.

            (g) Eligibility of Accounts. As of the Cut Off Date, each Account was an Eligible Account selected at random from among the Eligible Accounts in the Bank Portfolio.

            (h) Transferor's Deposit Accounts. As of the Initial Closing Date, deposits in the Transferor's deposit accounts were insured to the limits provided by law by BIF.

            (i) All Consents Required. All appraisals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, have been obtained.

            For the purposes of the representations and warranties contained in this Section 2.03 and made by the Transferor on the Initial Closing Date, "Certificates" shall mean the Certificates issued on the Initial Closing Date. The representations and warranties set forth in this
Section 2.03 shall survive the transfer and assignment of the respective Receivables to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section 10.01. The Transferor hereby represents and warrants to the Trust, with respect to any Series of Certificates, as of its Closing Date, unless otherwise stated in such Supplement, that the representations and warranties of the Transferor set forth in Section 2.03, are true and correct as of such date (for the purposes of such representations and warranties, "Certificates" shall mean the Certificates issued on the related Closing Date). Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

            Section 2.4 Representations and Warranties of the Transferor Relating to the Agreement and the Receivables.

            (a) Binding Obligation; Valid Transfer and Assignment. The Transferor hereby represents and warrants to the Trust that, as of the Initial Closing Date:

                  (i) This Agreement constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (ii) This Agreement constitutes either (A) a valid transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), all proceeds of such Receivables and Insurance Proceeds relating thereto and such Receivables and all proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Liens permitted under subsection 2.05(b),
      (y) the interest of the Transferor as Holder of the Exchangeable Transferor Certificate and (z) the Transferor's right, if any, to interest accruing on, and investment earnings, if any, in respect of the Finance Charge Account, the Principal Account or any Series Account, as provided in this Agreement or the related Supplement, or
      (B) a grant of a security interest (as defined in the UCC as in effect in the State of Delaware) in such property to the Trust, which is enforceable with respect to the existing Receivables (other than Receivables in Additional Accounts), the proceeds thereof and Insurance Proceeds relating thereto upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created, the proceeds thereof and Insurance Proceeds relating thereto, upon such creation. If this Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statement described in
      Section 2.01 and in the case of the Receivables hereafter created and proceeds thereof and Insurance Proceeds relating thereto, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the State of Delaware), except for Liens permitted under subsection 2.05(b). Neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Principal Account, the Finance Charge Account, the Distribution Account or any Series Account, except for the Transferor's rights to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and Principal Account as provided in this Agreement (or, if applicable, any Series Account as provided in any Supplement) and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in the State of Delaware.

            (b) Eligibility of Receivables. The Transferor hereby represents and warrants to the Trust as of the Initial Closing Date and as of each Addition Date, as the case may be, that:

                  (i) Each Receivable is an Eligible Receivable as of the Cut Off Date or the Addition Date, as applicable.

                  (ii) Each Receivable then existing has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates (other than Liens permitted under subsection 2.05(b)) and in compliance, in all material respects, with all Requirements of Law applicable to the Transferor.

                  (iii) With respect to each Receivable then existing, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.

                  (iv) On each day on which any new Receivable is created, the Transferor shall be deemed to represent and warrant to the Trust that (A) each Receivable created on such day is an Eligible Receivable, (B) each Receivable created on such day has been conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to the Transferor, (C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect and (D) the representations and warranties set forth in subsection 2.04(a) are true and correct with respect to each Receivable created on such day as if made on such day.

                  (v) As of the Initial Closing Date, Schedule l to this Agreement, and as of the applicable Addition Date with respect to Additional Accounts, the related computer file or microfiche list referred to in Section 2.06, is an accurate and complete listing in all material respects of all the Accounts as of August 21, 1992, or with respect to Additional Accounts, as of the applicable Addition Date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of August 21, 1992 or such applicable Addition Date, as of the Cut Off Date, the aggregate amount of Receivables in all the Accounts was $406,709,099, of which $394,803,925 were Principal Receivables.

            (c) Notice of Breach. The representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the respective Receivables to the Trust. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the other parties mentioned above. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach.

            (d)  Transfer of Ineligible Receivables.

                  (i) Automatic Removal. In the event of a breach with respect to a Receivable of any representations and warranties set forth in subsection 2.04(b)(ii), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (d) of the definition of Eligible Receivable, and any of the following three conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible or the Trust's rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear off any Lien; (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by the Transferor; or
      (C) the unsecured short-term debt rating of the Transferor is not at least P-1 by Moody's and the Lien upon the subject Receivable ranks prior to the Lien created pursuant to this Agreement; then, upon the earlier to occur of the discovery of such breach or event by the Transferor or the Servicer or receipt by the Transferor of written notice of such breach or event given by the Trustee, each such Receivable shall be automatically removed from the Trust on the terms and conditions set forth in subsection 2.04(d)(iii).

                  (ii) Removal After Cure Period. In the event of a breach of any of the representations and warranties set forth in subsection 2.04(b) other than a breach or event as set forth in clause (d)(i) above, and as a result of such breach the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by the Trustee in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of any such event by either the Transferor or the Servicer, or receipt by the Transferor of written notice of any such event given by the Trustee, each such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.04(d)(iii); provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

                  (iii) Procedures for Removal. When the provisions of subsection 2.04(d)(i) or (ii) above require removal of a Receivable, the Transferor shall accept reassignment of such Receivable (an "Ineligible Receivable") by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Principal Receivables in the Trust and to decrease the Transferor Interest by such amount. On and after the date of such removal, each Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Transferor Percentage or the Transferor Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be reduced below zero or would otherwise not be permitted by law, the Transferor shall immediately, but in no event later than 10 Business Days after such event, make a deposit in the Collection Account (for allocation as a Principal Receivable) in immediately available funds prior to the next succeeding Transfer Date in an amount equal to the amount by which the Transferor Interest would be reduced below zero. The portion of such deposit allocated to the Investor Certificates of each Series shall be distributed to the Investor Certificateholders of each Series in the manner specified in
      Article IV, if applicable, on the Distribution Date relating to the Monthly Period in which ouch deposit is made. Upon the reassignment to the Transferor of an Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect thereto and all proceeds thereof and Insurance Proceeds relating thereto allocated to such Ineligible Receivable pursuant to any Supplement. Such reassigned Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Transferor to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.04(d)(iii) (and any costs or expenses incurred by the Trustee in connection with such conveyance shall be reimbursed by the Servicer). The obligation of the Transferor, set forth in this subsection 2.04(d)(iii), or the automatic removal of such Receivable from the Trust, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

                  (iv) Proceeds Held by Servicer. For the purposes of subsections 2.04(d)(i) and (ii) above, proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer (if the Servicer is the Transferor) for more than the applicable period under Section 9-306(3) of the UCC as in effect in the State of Delaware.

            (e) Reassignment of Trust Portfolio. In the event of a breach of any of the representations and warranties set forth in subsection 2.04(a), either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Transferor to accept reassignment of an amount of Principal Receivables (as specified below) within 60 days of such notice (or within such longer period as may be specified in such notice), and the Transferor shall be obligated to accept reassignment of such Principal Receivables on a Distribution Date specified by the Transferor (such Distribution Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in subsection 2.04(a) shall then be true and correct in all material respects. The Transferor shall deposit on the Transfer Date (in New York Clearing House, next day funds) preceding the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the Distribution Account or Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders pursuant to Article XII. The reassignment deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Supplement, shall be equal to (i) the Invested Amount of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Certificateholders on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs, plus (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates of such Series at the applicable Certificate Rate through such last day, less the amount, if any, previously allocated for payment of interest to the Certificateholders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs. Payment of the reassignment deposit amount with respect to each Series, and all other amounts in the Distribution Account or the applicable Series Account in respect of the preceding Monthly Period shall be considered a prepayment in full of the Receivables represented by the Investor Certificates. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Distribution Account or the applicable Series Account, the Receivables and all monies due or to become due with respect thereto and all proceeds of the Receivables and Insurance Proceeds relating thereto and Interchange (if any) allocated to the Receivables pursuant to any Supplement shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor, or its designee or assignee, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due with respect thereto and all proceeds of the Receivables and Insurance Proceeds relating thereto allocated to the Receivables pursuant to any Supplement (and any costs or expenses incurred by the Trustee in connection with such reassignment shall be reimbursed by the Servicer). If the Trustee or the Investor Certificateholders give notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.04(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.04(a) available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

            Section 2.5 Covenants of the Transferor. The Transferor hereby covenants that:

            (a) Receivables to be Accounts. The Transferor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the State of Delaware). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. The Transferor will take no action to cause any Receivable to be anything other than an "account" (as defined in the UCC as in effect in the State of Delaware).

            (b) Security Interests. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will immediately notify the Trustee of the existence of any Lien on any Receivable; and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, that nothing in this subsection 2.05(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

            (c) Credit Card Agreements and Account Guidelines. The Transferor shall comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of VISA USA, Inc. and MasterCard International Incorporated except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Trust or the Certificateholders hereunder or under the Certificates. The Transferor may change the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and the Periodic Finance Charges and other fees to be assessed thereon) only if such change
(i) would not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur, and (ii) is made applicable to the comparable segment of the revolving credit card accounts owned and serviced by the Transferor which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Transferor and an unrelated third party or by the terms of the Credit Card Agreements.

            (d)  Account Allocations.

                  (i) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.02 or an order by any federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event, (A) the Transferor agrees to allocate and pay to the Trust, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables in the Trust on such date); (B) the Transferor agrees to have such amounts applied as Collections in accordance with
      Article IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables (and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust) that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV, and all amounts that would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder. If the Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, the Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust, or that would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

                  (ii) In the event that, pursuant to subsection 2.04(d), the Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b) relating to such Receivable, then, in any such event, the Transferor agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to the Receivables of such Obligor retained in the Trust, then the Transferor agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables reassigned to the Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

            (e) Delivery of Collections. The Transferor agrees to pay to the Servicer all payments received by the Transferor in respect of the Receivables as soon as practicable after receipt thereof by the Transferor.

            (f) Conveyance of Accounts. The Transferor covenants and agrees that it will not convey, assign, exchange or otherwise transfer the Accounts to any Person prior to the termination of this Agreement pursuant to Article XII; provided, however, that the Transferor shall not be prohibited hereby from conveying, assigning, exchanging or otherwise transferring the Accounts in connection with a transaction complying with the provisions of Section 7.02.

            Section 2.6  Addition of Accounts.

            (a) If, (i) during any period of thirty consecutive days, the Transferor Interest averaged over that period is less than 5% (or such higher percentage as may be specified in any Supplement, such percentage the "Minimum Transferor Interest") of the Average Principal Receivables, the Transferor shall designate additional eligible MasterCard or VISA accounts from the Bank Portfolio ("Additional Accounts") to be included as Accounts in a sufficient amount such that the average of the Transferor Interest as a percentage of the Average Principal Receivables for such 30-day period, computed by assuming that the amount of the Average Principal Receivables of such Additional Accounts shall be deemed to be outstanding in the Trust during each day of such 30-day period, is at least equal to the Minimum Transferor Interest, or (ii) on any Record Date the aggregate amount of Principal Receivables is less than the Minimum Aggregate Principal Receivables, the Transferor shall designate Additional Accounts to be included as Accounts in a sufficient amount such that the aggregate amount of Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Additional Accounts shall be transferred to the Trust on or before the tenth Business Day following such thirty-day period or Record Date, as the case may be.

            (b) In addition to its obligation under subsection 2.06(a), the Transferor may, but shall not be obligated to, designate from time to time Additional Accounts of the Transferor to be included as Accounts; provided, that the Transferor shall not make more than one such designation in any one Monthly Period.

            (c) The Transferor agrees that any such transfer of Receivables from Additional Accounts, under subsection 2.06(a) or (b) shall satisfy the following conditions (to the extent provided below):

                  (i) on or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(a) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(b) (the "Notice Date"), the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred;

                  (ii) on or before the Addition Date, the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) in substantially the form of Exhibit B (the "Assignment") and the Transferor shall have indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and, within five Business Days thereafter, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts, identified by account number and the aggregate amount of the Receivables in such Additional Accounts, as of the Addition Cut Off Date, which computer file or microfiche list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement;

                  (iii) the Transferor shall represent and warrant that (x) each Additional Account is, as of the Addition Cut Off Date, an Eligible Account, and each Receivable in such Additional Account, is, as of the Addition Cut Off Date, an Eligible Receivable, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio, and (z) as of the Addition Date, the Transferor is not insolvent;

                  (iv) the Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created in the Additional Accounts, and all proceeds (as defined in the UCC as in effect in the State of Delaware) of such Receivables and Insurance Proceeds relating thereto and such Receivables and all proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates, except for (i) Liens permitted under subsection 2.05(b),
      (ii) the interest of the Transferor as Holder of the Exchangeable Transferor Certificate and (iii) the Transferor's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account, or any Series Account as provided in this Agreement and any related Supplement or
      (y) a grant of a security interest (as defined in the UCC as in effect in the State of Delaware) in such property to the Trust, which is enforceable with respect to then existing Receivables of the Additional Accounts, the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts conveyed on such Addition Date, the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof and Insurance Proceeds relating thereto upon such creation; and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement as described in Section 2.01 with respect to such Additional Accounts and in the case of the Receivables thereafter created in such Additional Accounts and the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof, and Insurance Proceeds relating thereto, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the State of Delaware), except for Liens permitted under subsection 2.05(b);

                  (v) the Transferor shall deliver an Officer's Certificate substantially in the form of Schedule 2 to Exhibit B to the Trustee confirming the items set forth in paragraph (ii) above;

                  (vi) the Transferor shall deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts to the Trustee (with a copy to the Rating Agency) substantially in the form of Exhibit E; and

                  (vii) the Transferor shall have received notice from Standard & Poor's and Moody's that the inclusion of such accounts as Additional Accounts pursuant to subsection 2.06(b) will not result in the reduction or withdrawal of its then existing rating of any Series of Investor Certificates then issued and outstanding and shall have delivered such notice to the Trustee.

            Section 2.7  Removal of Accounts.

            (a) Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal ("Removed Accounts") from the Trust; provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Accounts will be reassigned by the Trustee to the Transferor (the "Removal Date"), the Transferor shall give the Trustee and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to the Transferor.

            (b) The Transferor shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

                  (i) On any Removal Notice Date, the Principal Receivables of the Removed Accounts to be reassigned back to the Seller on the related Removal Date shall not equal or exceed 5% of the aggregate amount of the Principal Receivables on such Removal Date; provided, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal the Initial Invested Amount of such Series;

                  (ii) The removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Seller, cause a Pay Out Event to occur;

                  (iii) on or prior to the Removal Date, the Transferor shall have delivered to the Trustee for execution a written assignment in substantially the form of Exhibit G (the "Reassignment") and, within five Business Days thereafter, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

                  (iv) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Removed Accounts to be removed from the Trust;

                  (v) As of the Removal Notice Date, not more than 15% of the Receivables are more than 34 days delinquent;

                  (vi) on or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts and the Transferor shall have received notice prior to the Removal Date from such Rating Agency that such proposed removal will not result in a downgrade or withdrawal of its then current rating of any outstanding Series of the Investor Certificates;

                  (vii) on any Removal Notice Date, the amount of the Principal Receivables of the Removed Accounts to be reassigned to the Transferor on the related Removal Date shall not equal or exceed 7% of the aggregate amount of the Principal Receivables on such Removal Date; provided, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal the Initial Invested Amount of such Series; and

                  (viii) the Transferor shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in clauses
      (i) through (vi) above. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

            Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

            Section 2.8 Discount Receivables. (a) The Transferor shall designate a fixed percentage (the "Yield Factor"), initially equal to 1.3%, of all Receivables other than Periodic Finance Charges, Annual Membership Fees, Cash Advance Fees, Late Fees, overlimit fees, return check fees and similar fees and other charges and Receivables in Defaulted Accounts outstanding on any date of determination to be treated as Finance Charge Receivables ("Discount Receivables").

            (b) The Transferor, in accordance with Section 4.03, shall (i) deposit into the Collection Account in immediately available funds an amount equal to the product of (a) the aggregate Investor Percentages for all Series with respect to Finance Charge Receivables and (b) the aggregate amount of the Discount Receivable Collections processed on such day and
(ii) pay to the Holder of the Exchangeable Transferor Certificate an amount equal to the product of (a) the Transferor Percentage and (b) the aggregate amount of such Discount Receivable Collections. The deposit made by the Transferor into the Collection Account under the preceding sentence shall be considered a payment of such Discount Receivables and shall be applied as Finance Charge Receivables in accordance with Article IV.

            (c) The Transferor shall have the option to increase the Yield Factor to an amount not greater than 4%. The Transferor shall provide to the Servicer, the Trustee, any Enhancement Provider and the Rating Agency 30 days' prior written notice of such designation, and such designation shall become effective on the date designated therein (i) unless such designation in the reasonable belief of the Transferor would cause a Pay Out Event to occur, or an event which, with notice or the lapse of time or both, would constitute a Pay Out Event and (ii) only if each Rating Agency shall have delivered a letter to the Transferor and the Trustee confirming that its then current rating of the Investor Certificates of any Series then outstanding will not be reduced or withdrawn as a result of such designation.

                         [End of Article II]


                             ARTICLE III

                    ADMINISTRATION AND SERVICING
                           OF RECEIVABLES

            Section 3.1 Acceptance of Appointment and Other Matters Relating to the Servicer.

            (a) The Transferor agrees to act as the Servicer under this Agreement. The Investor Certificateholders of each Series by their acceptance of the related Certificates consent to the Transferor acting as Servicer.

            (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to
Section 10.01, to instruct the Trustee to make withdrawals and payments, from the Finance Charge Account, the Principal Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to instruct the Trustee in writing, as set forth in this Agreement,
(iv) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (v) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements. The Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from the Principal Account, the Finance Charge Account or any Series Account and to take any action required under any Enhancement at such time as required under this Agreement. The Trustee shall execute at the Servicer's written request such documents prepared by the Transferor and acceptable to the Trustee as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

            (c) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.02 or the order of any federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event, (A) the Servicer agrees to allocate, after such date, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the aggregate amount of Principal Receivables in the Trust as of such date) in accordance with subsection 2.05(e); (B) the Servicer agrees to apply such amounts as Collections in accordance with Article IV, and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and
(B) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating the applicable Investor Percentage thereunder. If the Servicer is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, the Servicer agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust, or which would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

            (d) In the event that pursuant to subsection 2.04(d), the Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b) relating to such Receivable, then, in any such event, the Servicer agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to Receivables of such Obligor retained in the Trust, then the Servicer agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables purchased by the Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of
Article IV.

            (e) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

            (f) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

            Section 3.2 Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a monthly servicing fee in respect of any Monthly Period prior to the termination of the Trust pursuant to Section 12.01 (with respect to each Monthly Period, the "Monthly Servicing Fee"). The share of the Monthly Servicing Fee allocable to each Series of Investor Certificateholders with respect to any Monthly Period (or portion thereof) shall be payable on the related Transfer Date and, with respect to each Series (unless otherwise provided in the related Supplement), shall be equal to one-twelfth of the product of (A) the applicable Series Servicing Fee Percentage per annum and (B) the Invested Amount of such Series as of the last day of the Monthly Period preceding such Transfer Date (the "Investor Monthly Servicing Fee") and shall be paid to the Servicer pursuant to Article IV. The servicing fee payable by the Holder of the Exchangeable Transferor Certificate shall be equal to the product of one-twelfth of the product of (A) the Transferor Interest and (B) the weighted average of the Series Servicing Fee Percentages with respect to each Series of Investor Certificates then outstanding (the "Monthly Transferor Servicing Fee"). The Monthly Servicing Fee shall equal the sum of (x) the aggregate amount of Investor Monthly Servicing Fees with respect to each Series then outstanding and (y) the Monthly Transferor Servicing Fee. The Investor Monthly Servicing Fee with respect to any Series is payable in arrears on the related Transfer Date (unless otherwise provided in the related Supplement) and the Monthly Transferor Servicing Fee is payable in arrears no later than the last Transfer Date with respect to any Series occurring in a Monthly Period. The Monthly Transferor Servicing Fee and, unless otherwise provided in a Supplement, each Investor Monthly Servicing Fee, shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.05 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

            Section 3.3 Representations and Warranties of the Servicer. First USA Bank, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make the following representations and warranties on which the Trustee has relied in accepting the Receivables in trust and in authenticating the Certificates issued on the Initial Closing Date:

            (a) Organization and Good Standing. The Servicer is a Delaware chartered banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to own its properties and conduct its credit card business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

            (b) Due Qualification. The Servicer is not required to qualify nor register as a foreign corporation in any state in order to service the Receivables as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Receivables as required under federal and Delaware law. If the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so.

            (c) Due Authorization. The execution, delivery, and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement will remain, from the time of its execution, an official record of the Servicer.

            (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations.

            (e) No Violation. The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

            (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

            (g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Certificateholders or any Enhancement Provider.

            (h) Protection of Certificateholders' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of Certificateholders in any Receivable or the related Account or the rights of any Enhancement Provider, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Credit Card Guidelines.

            (i) All Consents. All authorizations, consents, order or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement by the Servicer and the performance of the transactions contemplated by this Agreement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

            (j) Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in accordance with the normal operating procedures of the Servicer.

            (k) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by an instrument or chattel paper (as defined in the UCC as in effect in the State of Delaware).

            Section 3.4  Reports and Records for the Trustee.

            (a) Daily Reports. On each Business Day, the Servicer, with prior notice, shall prepare and make available at the office of the Servicer for inspection by the Trustee a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day.

            (b) Monthly Servicer's Certificate. Unless otherwise stated in the related Supplement with respect to any Series, on each Determination Date the Servicer shall forward, as provided in Section 13.05, to the Trustee, the Paying Agent, any Enhancement Provider and each Rating Agency, a certificate of a Servicing Officer in the form of Exhibit C (which includes the Schedule thereto specified as such in each Supplement) setting forth (i) the aggregate amount of Collections processed during the preceding Monthly Period, (ii) the aggregate amount of the applicable Investor Percentage of Collections of Principal Receivables processed by the Servicer pursuant to Article IV during the preceding Monthly Period with respect to each Series then outstanding, (iii) the aggregate amount of the applicable Investor Percentage of Collections of Finance Charge Receivables processed by the Servicer pursuant to Article IV during the Preceding Monthly Period with respect to each Series then outstanding, (iv) the aggregate amount of Principal Receivables outstanding as of the end of the last day of the preceding Monthly Period, (v) the balance on deposit in the Finance Charge Account and the Principal Account or any Series Account applicable to any Series then outstanding on such Determination Date with respect to Collections processed by the Servicer during the preceding Monthly Period, (vi) the aggregate amount, if any, of withdrawals, drawings or payments under any Enhancement, if any, for each Series then outstanding required to be made with respect to the previous Monthly Period in the manner provided in the related Supplement, (vii) the sum of all amounts payable to the Investor Certificateholders of each Series on the succeeding Distribution Date in respect of Certificate Principal and Certificate Interest and (viii) such other matters as are set forth in Exhibit C.

            Section 3.5 Annual Servicer's Certificate. The Servicer will deliver, as provided in Section 13.05, to the Trustee, any Enhancement Provider and the Rating Agency, an Officer's Certificate substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the twelve-month period (which shall be the period from July 1 of the preceding calendar year to and including June 30 of such calendar year) and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

            Section 3.6  Annual Independent Accountants' Servicing Report.

            (a) On or before September 30, of each calendar year, beginning with September 30, 1993, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Trustee, any Enhancement Provider and the Rating Agency, to the effect that such firm has made a study and evaluation in accordance with generally accepted auditing standards of the Servicer's internal accounting controls relative to the servicing of Accounts under this Agreement, and that, on the basis of such examination, such firm is of the opinion (assuming the accuracy of any reports generated by the Servicer's third party agents) that the system of internal accounting controls in effect for the fiscal year ending on June 30 of such year relating to servicing procedures performed by the Servicer, taken as a whole, provided reasonable assurance that internal control system was sufficient for the prevention and detection of errors and irregularities and that such servicing was conducted in compliance with such provisions of this Agreement of which such accountants can reasonably be expected to possess adequate knowledge of the subject matter, which are susceptible of positive assurance by such accountants and for which their professional competence is relevant, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report may be obtained by any Investor Participation Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

            (b) On or before September 30 of each calendar year, beginning with September 30, 1993, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Trustee, any Enhancement Provider and the Rating Agency to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Servicer pursuant to subsection 3.04(b) during the period covered by such report (which shall be the period from July 1 of the preceding calendar year to and including June 30 of such calendar year, or for the initial period, from the Closing Date until June 30, 1993) with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

            Section 3.7 Tax Treatment. The Transferor has structured this Agreement and the Investor Certificates with the intention that the Investor Certificates will qualify under applicable federal, state, local and foreign tax law as indebtedness. The Transferor, the Servicer, the Holder of the Exchangeable Transferor, Certificate, each Investor Certificateholder, and each Certificate Owner, agree to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Certificateholder and the Holder of the Exchangeable Transferor Certificate, by acceptance of its Certificate and each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agree to be bound by the provisions of this
Section 3.07. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.07. Furthermore, the Trustee shall treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust.

            Section 3.8 Notices to the Transferor. In the event that the Transferor is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 10.02 shall deliver or make available to the Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 and 3.06.

                            [End of Article III]


                                 ARTICLE IV

                RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                       AND APPLICATION OF COLLECTIONS

            Section 4.1 Rights of Certificateholders. Each Series of Investor Certificates shall represent Undivided Interests in the Trust, including the benefits of any Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Investor Accounts or to be paid to the Investor Certificateholders of such Series; provided, however, that the aggregate interest represented by such Certificates at any time in the Principal Receivables shall not exceed an amount equal to the Invested Amount at such time. The Exchangeable Transferor Certificate shall represent the remaining undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Holder of the Exchangeable Transferor Certificate; provided, however, that the aggregate interest represented by such Certificate at any time in the Principal Receivables shall not exceed the Transferor Interest at such time and such Certificate shall not represent any interest in the Investor Accounts, except as provided in this Agreement, or the benefits of any Enhancement issued with respect to any Series.

            Section 4.2  Establishment of Accounts.

            (a) The Collection Account. The Servicer, for the benefit of the Certificateholders, shall establish in the name of the Trustee, on behalf of the Trust, a non-interest bearing segregated account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, and shall cause such Collection Account to be established and maintained, with (i) in a segregated trust account with the corporate trust department of a depository institution or trust company (which may include the Trustee or an Affiliate of the Servicer) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia and with deposit insurance provided by BIF or SAIF which at all times maintains a long-term deposit rating of at least Baa3 by Moody's and having corporate trust powers and acting as trustee for funds deposited therein; provided, however, that such account need not be maintained as a segregated trust account with the corporate trust department of such institution if at all times the certificates of deposit, short-term deposits or commercial paper or the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively, in the case of the certificates of deposit, short-term deposits or commercial paper, or a rating from Moody's of at least Aa2 and from Standard & Poor's of AAA in the case of the long-term unsecured debt obligations, or (ii) a depository institution, which may include the Trustee, which is acceptable to the Rating Agency (a "Qualified Institution"); provided further, that upon the insolvency of the Servicer, the Collection Account shall not be permitted to be maintained with the Servicer. Pursuant to authority granted to it pursuant to subsection 3.01(b), the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder.

            (b) The Finance Charge and Principal Accounts. The Trustee, for the benefit of the Investor Certificateholders, shall establish and maintain with the Trustee in the name of the Trust two segregated trust accounts (the "Finance Charge Account" and the "Principal Account," respectively), bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account and the Principal Account and in all proceeds thereof. The Finance Charge Account and the Principal Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Finance Charge Account and Principal Account for the purpose of carrying out the Servicer's or the Trustee's duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in the Principal Account and the Finance Charge Account and that funds held therein shall at all times be held in trust for the benefit of the Investor Certificateholders.

            (c) The Distribution Account. The Trustee, for the benefit of the Investor Certificateholders, shall cause to be established and maintained in the name of the Trust, with an office or branch of a Qualified Institution (other than the Transferor), a non-interest bearing segregated demand deposit account (the "Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Distribution Account and in all proceeds thereof. The Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders.

            (d) Administration of the Investor Accounts. Funds on deposit in the Principal Account and the Finance Charge Account shall at all times be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date following the Record Date occurring in the Monthly Period in which such funds were processed for collection. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of sale or maturity provided, that no such investment shall be disposed of prior to its maturity date. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Principal Account and the Finance Charge Account shall be deposited by the Trustee in a separate deposit account with a Qualified Institution in the name of the Servicer, or a Person designated in writing by the Servicer, which shall not constitute a part of the Trust, or shall otherwise be turned over by the Trustee to the Servicer not less frequently than monthly. Subject to the restrictions set forth above, the Servicer, or a Person designated in writing by the Servicer, of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Principal Account and the Finance Charge Account. For purposes of determining the availability of funds or the balances in the Finance Charge Account and the Principal Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit.

            Section 4.3  Collections and Allocations.

            (a) Collections. Except as provided below, the Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing. In the event of the insolvency of the Servicer, then, immediately upon the occurrence of such event and thereafter, the Servicer shall deposit all Collections into the Collection Account which shall be established and maintained with a Qualified Institution other than the Servicer in accordance with subsection 4.02(a), and in no such event shall the Servicer deposit any Collections thereafter into any account established, held or maintained with the Servicer.

            The Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Exchangeable Transferor Certificate in accordance with this Article IV and shall withdraw the required amounts from the Collection Account or pay such amounts to the Holder of the Exchangeable Transferor Certificate in accordance with this
Article IV, in both cases as modified by any Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

            Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, the Transferor shall remain the Servicer hereunder, and (a) (i) the Servicer provides to the Trustee a letter of credit or other form of Enhancement covering the risk of collection of the Servicer, and (ii) the Transferor shall not have received a notice from such Rating Agency that such a letter of credit or other form of Enhancement would result in the lowering of such Rating Agency's then-existing rating of the Investor Certificates, or (b) the Servicer shall have and maintain a certificate of deposit or short-term deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by BIF or SAIF, the Servicer need not deposit Collections from the Collection Account into the Principal Account or the Finance Charge Account or any Series Account, as provided in any Supplement, or make payments to the Holder of the Exchangeable Transferor Certificate, prior to the close of business on the day any Collections are deposited in the Collection Account as provided in Article IV, but may make such deposits, payments and withdrawals on each Transfer Date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph.

            (b) Allocations for the Exchangeable Transferor Certificate. Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holder of the Exchangeable Transferor Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Exchangeable Transferor Certificate pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Exchangeable Transferor Certificate.

            (c) Adjustments for Miscellaneous Credits and Fraudulent Charges. The Servicer shall be obligated to reduce on a net basis each Monthly Period the aggregate amount of Principal Receivables used to calculate the Transferor Interest as provided in this subsection 4.03(c) (a "Credit Adjustment") with respect to any Principal Receivable (i) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (ii) which is reduced by the Servicer by any rebate, refund, charge-back or adjustment (including Servicer errors) or
(iii) which was created as a result of a fraudulent or counterfeit charge.

            In the event that the inclusion of the amount of a Credit Adjustment in the calculation of the Transferor Interest would cause the Transferor Interest to be an amount less than zero, the Transferor shall make a deposit, no later than the Business Day following the Date of Processing of such Credit Adjustment, in the Principal Account (for allocation as a Principal Receivable pursuant to Article IV) in immediately available funds in an amount equal to the amount by which such Credit Adjustment exceeds the Transferor Interest on such Date of Processing (each such deposit, an "Adjustment Payment").

            (d) Transfer of Defaulted Accounts. Unless otherwise provided in any Supplement, on the date on which an Account becomes a Defaulted Account, the Trust shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to Receivables in such Defaulted Account, all monies due or to become due with respect thereto, all proceeds thereof and Insurance Proceeds relating thereto allocable to the Trust with respect to such Receivables.

            (e) Allocation for Series. On each Determination Date, Collections for the preceding Monthly Period shall be allocated to each Series as follows. Each Series' allocable share of such Collections in respect of Finance Charge Receivables, Principal Receivables and Receivables in Defaulted Accounts, respectively, shall be determined by multiplying the aggregate amount of such Collections by such Investor Percentage with respect to such type of Receivables and such Monthly Period. Adjustment Payments and Unallocated Principal Collections shall be allocated on each Determination Date to each Series in the same manner as Collections of Principal Receivables. The Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, withdraw the required amounts from the Collection Account and deposit such amounts into the Principal Account or the Finance Charge Account or pay such amounts to the Holder of the Exchangeable Transferor Certificate in accordance with the provisions of Article IV.

            (f) Unallocated Principal Collections. If, pursuant to any provisions of Article IV, Collections allocated to Principal Receivables with respect to any Series would cause such Series (a "Retired Series") to be paid in full or if, pursuant to such provisions, Collections of Principal Receivables allocated to the Holder of the Exchangeable Transferor Certificate would cause the Transferor Interest to be a negative number (any such Collections being referred to as "Allocated Collections") or such Collections are treated hereunder as an Adjustment Payment, any Collections of Principal Receivables allocated to a Retired Series or to the Transferor Interest in excess of Allocated Collections or any Adjustment Payment ("Unallocated Principal Collections") shall be reallocated to any outstanding Series which would not have been allocated additional Principal Receivables but for the application of this subparagraph (any such allocation, an "Excess Amount Principal Allocation," and any such Series, an "Outstanding Series"). Any Excess Amount Principal Allocation shall be performed assuming that (a) the character of Unallocated Principal Collections as Principal Receivables shall not be altered, (b) the Investor Percentages with respect to any Outstanding Series shall be recalculated assuming that the Retired Series has been retired and that only the Outstanding Series are outstanding, (c) Allocated Collections have been paid to the Retiring Series, and (d) if the payment of Allocated Collections as described above causes a Pay Out Event to occur, Unallocated Principal Collections shall be allocated as if such Pay Out Event has occurred.

                      [THE REMAINDER OF ARTICLE IV IS
                   RESERVED AND SHALL BE SPECIFIED IN ANY
                   SUPPLEMENT WITH RESPECT TO ANY SERIES]

                            [End of Article IV]


                                 ARTICLE V

                    [ARTICLE V IS RESERVED AND SHALL BE
                      SPECIFIED IN ANY SUPPLEMENT WITH
                           RESPECT TO ANY SERIES)

                             [End of Article V]


                                 ARTICLE VI

                              THE CERTIFICATES

            Section 6.1 The Certificates. Subject to Sections 6.10 and 6.13, the Investor Certificates of each Series and any Class thereof may be issued in bearer form (the "Bearer Certificates") with attached interest coupons and a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Certificates"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Exchangeable Transferor Certificate shall be substantially in the form of Exhibit A. The Investor Certificates and the Exchangeable Transferor Certificate shall, upon issue pursuant hereto or to Section 6.09 or Section 6.10, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.01 and 6.02. Any Investor Certificate shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof, unless otherwise specified in any Supplement, and shall be issued upon original issuance in an original principal amount equal to the Initial Invested Amount. The Exchangeable Transferor Certificate shall be issued as a single certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication except Bearer Certificates which shall be dated the applicable Issuance Date as provided in the related Supplement.

            Section 6.2 Authentication of Certificates. Contemporaneously with the initial assignment and transfer of the Receivables, whether now existing or hereafter created (other than Receivables in Additional Accounts) and the other components to the Trust, the Trustee shall authenticate and deliver the initial Series of Investor Certificates, upon the written order of the Transferor, to the underwriters for the sale of the Book-Entry Certificates evidenced by such Investor Certificates, and against payment to the Transferor of the Initial Invested Amount (net of any purchase or underwriting discount). Upon the receipt of such payment and the issuance of the Investor Certificates, such Investor Certificates shall be fully paid and non-assessable. The Trustee shall authenticate and deliver the Exchangeable Transferor Certificate to the Transferor simultaneously with its delivery to the Transferor of the initial Series of Investor Certificates. Upon an Exchange as provided in Section 6.09 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the order of the Transferor, to the persons designated in such Supplement. Upon the order of the Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Invested Amount of such Series of Investor Certificates. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Transferor, to the Depository against payment of the purchase price therefor. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or its nominee as provided in Section 6.10 against payment of the purchase price thereof.

            Section 6.3  Registration of Transfer and Exchange of
Certificates.

            (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar"), in accordance with the provisions of Section 11.16, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. If any form of Investor Certificate is issued as a Global Certificate, the Trustee may, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Transferor shall appoint a successor Transfer Agent and Registrar.

            Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, the Transferor shall execute, subject to the provisions of subsection 6.03(c), and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Interests; provided, that the provisions of this paragraph shall not apply to Bearer Certificates.

            At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. At the option of any Holder of Registered Certificates, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of a Bearer Certificateholder, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section 6.03 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons relating to such Distribution Date.

            Whenever any Investor Certificates of any Series are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing.

            The preceding provisions of this Section 6.03 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Investor Certificates of such Series.

            Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy the Global Certificates upon its exchange in full for Definitive Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in
Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

            The Transferor shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

            (b) Except as provided in Section 6.09 or 7.02 or in any Supplement, in no event shall the Exchangeable Transferor Certificate or any interest therein be transferred, sold, exchanged, pledged, participated or otherwise assigned hereunder, in whole or in part, unless the Transferor shall have consented in writing to such transfer and unless the Trustee shall have received (1) confirmation in writing from each Rating Agency that such transfer will not result in a lowering or withdrawal of its then-existing rating of any Series of Investor Certificates, and (2) an Opinion of Counsel that such transfer does not (i) adversely affect the conclusions reached in any of the federal income tax opinions dated the applicable Closing Date issued in connection with the original issuance of any Series of Investor Certificates or (ii) result in a taxable event to the holders of any such Series; provided, however, that unless the consent of Holders of Investor Certificates evidencing more than 50% of the Aggregate Invested Amount is obtained for such transfer, the Holder of the Exchangeable Transferor Certificate shall be permitted to transfer the Exchangeable Transferor Certificate only if the Holder of the Exchangeable Transferor Certificate shall have provided the Trustee with an Opinion of Counsel to the effect that the contemplated transfer would be treated as a financing and not as a sale of an equity interest in the Receivables or an equity interest in an entity that owns the Receivables for federal income tax purposes.

            (c) Unless otherwise provided in the related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

            Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.03(c).

            (d) The Transfer Agent and Registrar will maintain an office or offices or an agency or agencies where Investor Certificates of such Series may be surrendered for registration of transfer or exchange.

            Section 6.4 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.04, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.5 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Article
V (as described in any Supplement) and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith shall not be disregarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

            In the case of a Bearer Certificate, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article IV and Article XII and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

            Section 6.6  Appointment of Paying Agent.

            (a) The Paying Agent shall make distributions to Investor Certificateholders from the appropriate account or accounts maintained for the benefit of Certificateholders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V hereof. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Servicer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Servicer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Trustee (or the Servicer if the Trustee is the Paying Agent) shall notify Moody's of the removal of any Paying Agent. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be the Trustee. If any form of Investor Certificate is issued as a Global Certificate, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and the Trustee shall have received written notice that such exchange shall so require, the Trustee shall appoint a co-paying agent in Luxembourg or another European city. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Paying Agent, the Transferor shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The provisions of Sections 11.01, 11.02 and 11.03 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. Any costs or expenses incurred by the Trustee in connection with the appointment of a co-paying agent or successor paying agent shall be reimbursed by the Servicer.

            If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, the Transferor shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange.

            (b) The Trustee shall cause the Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

            Section 6.7 Access to List of Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Certificateholders as of the most recent Record Date for payment of distributions to Investor Certificateholders. Unless otherwise provided in the related Supplement, holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Invested Amount of the Investor Certificates of any Series (the "Applicants") may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Investor Certificateholders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee and shall give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was obtained.

            Section 6.8  Authenticating Agent.

            (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor.

            (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

            (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

            (d) The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.08, and the Trustee shall be entitled to be reimbursed and the Servicer shall reimburse the Trustee for such reasonable payments actually made, subject to the provisions of Section 11.05.

            (e) The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

            (f) Pursuant to an appointment made under this Section 6.08, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

            This is one of the certificates described in the Pooling and Servicing Agreement.

                                    as Authenticating Agent
                                         for the Trustee,

                                    By:____________________________
                                       Authorized Officer

            Section 6.9  Tender of Exchangeable Transferor Certificate.

            (a) Upon any Exchange, the Trustee shall issue to the Holder of the Exchangeable Transferor Certificate under Section 6.01, for execution and redelivery to the Trustee for authentication under Section 6.02, one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs, as selected by the Transferor. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank pari passu and be equally and ratably entitled as provided herein to the benefits hereof (except that the Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

            (b) The Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate to the Trustee in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Transferor Certificate (any such tender, a "Transferor Exchange"). In addition, to the extent permitted for any Series of Investor Certificates as specified in the related Supplement, the Investor Certificateholders of such Series may tender their Investor Certificates and the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate to the Trustee pursuant to the terms and conditions set forth in such Supplement in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Transferor Certificate (an "Investor Exchange"). The Transferor Exchange and Investor Exchange are referred to collectively herein as an "Exchange." The Holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee, in writing at least five days in advance (an "Exchange Notice") of the date upon which the Exchange is to occur (an "Exchange Date"). Any Exchange Notice shall state the designation of any Series to be issued on the Exchange Date and, with respect to each such Series: (a) its Initial Invested Amount (or the method for calculating such Initial Investor Interest), which at any time may not be greater than the current principal amount of the Exchangeable Transferor Certificate at such time (or in the case of an Investor Exchange, the sum of the Invested Amount of the Series of Investor Certificates to be exchanged plus the current principal amount of the Exchangeable Transferor Certificate), (b) its Certificate Rate (or the method for allocating interest payments or other cash flows to such Series), if any, and (c) the Enhancement Provider, if any, with respect to such Series. On the Exchange Date, the Trustee shall authenticate and deliver any such Series of Investor Certificates only upon delivery to it of the following: (a) a Supplement satisfying the criteria set forth in subsection 6.09(c) executed by the Transferor and specifying the Principal Terms of such Series, (b) the applicable Enhancement, if any, (c) the agreement, if any, pursuant to which the Enhancement Provider agrees to provide the Enhancement, if any, (d) an Opinion of Counsel to the effect that, unless otherwise stated in the related Supplement, the newly issued Series of Investor Certificates will be treated as debt for Federal income tax purposes and that the issuance of the newly issued Series of Investor Certificates will not adversely affect the Federal income tax characterization of the Holder of any outstanding Series of Investor Certificates or any Certificate Owner, (e) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency, (f) an Officer's Certificate signed by a Vice President (or any more senior officer) of the Transferor, that on the Exchange Date (i) the Transferor, after giving effect to the Exchange, would not be required to add Additional Accounts pursuant to subsection 2.06(a) and (ii) after giving effect to such Exchange, the Transferor Interest would be at least equal to the Minimum Transferor Interest, and
(g) the existing Exchangeable Transferor Certificate or applicable Investor Certificates, as the case may be. Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Transferor Certificate or applicable Investor Certificates, as the case may be, and issue, as provided above, such Series of Investor Certificates and a new Exchangeable Transferor Certificate, dated the Exchange Date. There is no limit to the number of Exchanges that may be performed under the Agreement.

            (c) In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include without limitation: (i) its name or designation, (ii) an Initial Invested Amount or the method of calculating the Initial Invested Amount, (iii) the Certificate Rate (or formula for the determination thereof), (iv) the Closing Date, (v) the rating agency or agencies rating such Series, (vi) the name of the Clearing Agency, if any, (vii) the rights of the Holder of the Exchangeable Transferor Certificate that have been transferred to the Holders of such Series pursuant to such Exchange (including any rights to allocations of Collections of Finance Charge Receivables and Principal Receivables), (viii) the interest payment date or dates and the date or dates from which interest shall accrue, (ix) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Collections with respect to Finance Charge Receivables and Receivables in Defaulted Accounts, (x) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (xi) the Series Servicing Fee Percentage,
(xii) the Minimum Transferor Interest, the Series Termination Date, (xiii) the terms of any Enhancement with respect to such Series, (xiv) the Enhancement Provider, if applicable, (xv) the base rate applicable to such Series, (xvi) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors, (xvii) any deposit into any account provided for such Series, (xviii) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xix) whether Interchange or other fees will be included in the funds available to be paid for such Series, (xx) the priority of any Series with respect to any other Series, (xxi) the rights, if any, of the holders of the Exchangeable Transferor Certificates that have been transferred to the holders of such Series, (xxii) the Pool Factor, (xxiii) the Minimum Aggregate Principal Receivables, (xxiv) whether such Series will be part of a Group, and (xxv) any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the "Principal Terms" of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. If on the date of the issuance of such series there is issued and outstanding one or more Series of Investor Certificates and no Series of Investor Certificates is currently rated by a Rating Agency, then as a condition to such Exchange a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer's certificate stating, in substance, that the Exchange will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding

            Section 6.10 Book-Entry Certificates. Unless otherwise provided in any related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the "Depository") which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series. The Investor Certificates of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. No Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the related Series of Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates of any Series ("Definitive Certificates") have been issued to Certificate Owners pursuant to Section 6.12:

                  (i) the provisions of this Section 6.10 shall be in full force and effect with respect to each such Series;

                  (ii) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

                  (iii) to the extent that the provisions of this Section
      6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control with respect to each such Series; and

                  (iv) the rights of Certificate Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

            Section 6.11 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency or Foreign Clearing Agency for distribution to Holders of Investor Certificates.

            Section 6.12 Definitive Certificates. If (i) (A) the Transferor advises the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners of a Series representing beneficial interests aggregating not less than 50% of the Invested Amount of such Series advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, the Trustee shall issue the Definitive Certificates of such Series. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates of such Series as Certificateholders of such Series hereunder.

            Section 6.13 Global Certificate; Euro-Certificate Exchange Date. If specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single temporary Global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the Initial Invested Amount and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this
Section 6.13 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered or Bearer Certificates in definitive form.

            Section 6.14  Meetings of Certificateholders.

            To the extent provided by the Supplement for any Series issued in whole or in part in Bearer Certificates, the Servicer or the Trustee may at any time call a meeting of the Certificateholders of such Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to Section 13.01 of this Agreement.

                         [End of Article VI]


                                ARTICLE VII

                  OTHER MATTERS RELATING TO THE TRANSFEROR

            Section 7.1 Liability of the Transferor. The Transferor shall be liable in accordance herewith to the extent of the obligations specifically undertaken by the Transferor.

            Section 7.2 Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

            (a) The Transferor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (i) the corporation formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a national banking association, state banking corporation or other entity which is not subject to the bankruptcy laws of the United States of America and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor, as applicable hereunder and shall benefit from all the rights granted to the Transferor, as applicable hereunder. To the extent that any right, covenant or obligation of the Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 7.02 to a successor entity, Section
      9.02 hereof shall be applied by reference to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity as shall be set forth in the officer's certificate described in subsection 7.02(a)(ii);

                  (ii) the Transferor shall have delivered to the Trustee an Officer's Certificate signed by a Vice President (or any more senior officer) of the Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding; and

                  (iii) the Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.

            (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

            Section 7.3 Limitation on Liability. The directors, officers, employees or agents of the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the officers, directors, employees, or agents of the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 7.04, the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement; provided, however, that this provision shall not protect the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

            Section 7.4 Liabilities. By entering into this Agreement, the Transferor agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those incurred by an Investor Certificateholder as a result of defaults in payment of the Receivables) arising out of or based on the arrangement created by this Agreement and the actions of the Servicer taken pursuant hereto as though this Agreement created a partnership under the New York Uniform Partnership Act in which the Transferor is a general partner. The Transferor agrees to pay, indemnify and hold harmless each Investor Certificateholder against and from any and all such losses, claims, damages and liabilities except to the extent that they arise from any action by such Investor Certificateholder. In the event of a service transfer, the Successor Servicer will indemnify and hold harmless the Transferor against and from any losses, claims, damages and liabilities of the Transferor as described in this Section arising from the actions or omissions of such Successor Servicer.

                        [End of Article VII]


                                ARTICLE VIII

                           OTHER MATTERS RELATING
                              TO THE SERVICER

            Section 8.1 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

            Section 8.2 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a state or national banking association or other entity which is not subject to the bankruptcy laws of the United States of America and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

                  (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section
      8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Servicer; and

                  (iii) the Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.

            Section 8.3 Limitation on Liability of the Servicer and Others. The directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.04 with respect to the Trust and the Trustee, its officers, directors, employees and agents, the Servicer shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement;
provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

            Section 8.4 Servicer Indemnification of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Trust, the Investor Certificateholders and the Trustee, its officers, directors, employees and agents, from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust or the Trustee pursuant to this Agreement or any Supplement, or by reason of the acceptance of this Trust by the Trustee, the issuance by the Trust of the Certificates, any Servicer Default, any termination of the rights and obligations of the Servicer including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee or the Investor Certificateholders if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Certificateholders; provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Accounts or Receivables which are written off as uncollectible; and provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the resignation or removal of the Servicer, the resignation or removal of the Trustee and/or the termination of the Trust and shall survive the termination of the Trust.

            Section 8.5 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause
(i) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder (but shall have continued authority to appoint another Person as Successor Servicer).

            Section 8.6 Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.06 shall derogate from the obligation of the Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.06 as a result of such obligations shall not constitute a breach of this
Section 8.06.

            Section 8.7 Delegation of Duties. It is understood and agreed by the parties hereto that the Servicer may delegate certain of its duties hereunder to First Data Resources, Inc., a Delaware corporation. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of
Section 8.05 hereof. If any such delegation is to a party other than First Data Resources, Inc., notification thereof shall be given to each Rating Agency.

            Section 8.8 Examination of Records. The Servicer shall clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.06) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Trust pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                        [End of Article VIII]


                                 ARTICLE IX

                               PAY OUT EVENTS

            Section 9.1 Pay Out Events. If any one of the following events (each, a "Trust Pay Out Event") shall occur:

            (a) the Transferor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor; or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or

            (b) Trust shall become subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act;

then a Pay Out Event with respect to all Series of Certificates shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event.

            Section 9.2  Additional Rights Upon the Occurrence of Certain
Events.

            (a) If the Transferor shall consent to the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against the Transferor (an "Insolvency Event"), the Transferor shall on the day of such Insolvency Event (the "Appointment Day") immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been transferred to the Trust shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV. Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.02 and requesting instructions from such Holders, which notice shall request each Investor Certificateholder to advise the Trustee in writing that it elects one of the following options: (A) the Investor Certificateholder wishes the Trustee to instruct the Servicer not to sell, dispose of or otherwise liquidate the Receivables, or (B) the Investor Certificateholder wishes the Trustee to instruct the Servicer to sell, dispose of or otherwise liquidate the Receivables and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions set forth herein, or (C) the Investor Certificateholder refuses to advise the Trustee as to the specific action the Trustee shall instruct the Servicer to take. If after 60 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall not have received written instructions of Holders of Investor Certificates representing Undivided Interests aggregating in excess of 50% of the related Invested Amount of each Series (or in the case of a series having more than one class of investor certificates, each class of such series) to the effect that the Trustee shall not instruct the Servicer to sell, dispose of, or otherwise liquidate the Receivables and to instruct the Servicer to reconstitute the Trust upon the same terms and conditions as set forth herein, the Trustee shall instruct the Servicer to proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids and the Servicer shall proceed to consummate the sale, liquidation or disposition of the Receivables as provided above with the highest bidder for the Receivables. If, however, with respect to the portion of the Receivables allocable to any outstanding Series, the holders of more than 50% of the principal amount of each class of such Series instruct the Trustee not to sell the portion of the Receivables allocable to such Series, the Trust shall continue with respect to such Series pursuant to the terms of the Agreement and the Supplement. The portion of the Receivables allocable to any Series shall be equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the aggregate outstanding Principal Receivables and (C) a fraction the numerator of which is the related Investor Percentage of Collections of Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Collections of Finance Charge Receivables for all Series outstanding and (2) the Invested Amount of such Series. The Transferor or any of its Affiliates shall be permitted to bid for the Receivables. In addition the Transferor or any of its Affiliates shall have the right to match any bid by a third person and be granted the right to purchase the Receivables at such matched bid price. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.01 and 9.02 shall not be deemed to be mutually exclusive.

            (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV; provided, however that the proceeds for any such sale, disposition or liquidation of Receivables which respect a Series but not all of the outstanding Series shall but applied solely to make payments to such Series; provided further, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. Unless the Trustee receives written instructions from Investor Certificateholders of one or more Series to continue the Trust with respect to such Series as provided in subsection 9.02(b) above, on the day following the last Distribution Date in the Monthly Period during which such proceeds are distributed to the Investor Certificateholders of each Series, the Trust shall terminate.

            (c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.

                         [End of Article IX]


                                 ARTICLE X

                             SERVICER DEFAULTS

            Section 10.1 Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

            (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to
Article IV or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Enhancement on or before the date occurring five Business Days after the date such payment, transfer, deposit withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

            (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, which has a material adverse effect on the Investor Certificateholders of any Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Invested Amount of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.07;

            (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Investor Certificateholders of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Invested Amount of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or

            (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and Liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shal admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Finance Charge Account or the Principal Account, and any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds and Interchange (if any) applicable to the Trust. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this
Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Enhancement with respect to any Series to the Successor Servicer.

            Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.01(a) for a period of 10 Business Days or under subsection 10.01(b) or (c) for a period of 60 Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Transferor and the Holders of Investor Certificates with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

            Section 10.2  Trustee to Act; Appointment of Successor.

            (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify each Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. The Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that they cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall notify each Enhancement Provider of the proposed sale of the Receivables and shall provide each such Enhancement Provider an opportunity to bid on the Receivables and shall offer the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee, but in no event less than an amount equal to the Aggregate Invested Amount on the date of such purchase plus all interest accrued but unpaid on all of the outstanding Investor Certificates at the applicable Certificate Rate through the date of such purchase; provided, however, that if the short-term deposits or long-term unsecured debt obligations of the Transferor (or if neither such deposits nor such obligations of the Transferor are rated by Moody's, if Moody's is a Rating Agency with respect to any Series of Certificates outstanding, then of the holding company of the Transferor so long as such holding company shall be First USA, Inc.) are not rated at the time of such purchase at least P-3 or Baa-3, respectively, by Moody's, if Moody's is a Rating Agency with respect to any Series of Certificates outstanding, no such purchase by the Transferor shall occur unless the Transferor shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such purchase would not constitute a fraudulent conveyance of the Transferor. The proceeds of such sale shall be deposited in the Distribution Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of each outstanding Series pursuant to Section 12.03 of the Agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer (but shall have continued authority, to appoint another Person as Successor Servicer). Notwithstanding the above, the Trustee shall, if it is legally unable to act, petititon a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of VISA or MasterCard credit card receivables as the Successor Servicer hereunder.

            (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Enhancement.

            (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Monthly Servicing Fee permitted to the Servicer pursuant to Section 3.02. The Transferor agrees that if the Servicer is terminated hereunder, it will agree to deposit a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its share of the compensation of the Successor Servicer.

            (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.02 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferors shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

            Section 10.3 Notification to Certificateholders. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee and any Enhancement Provider and the Trustee shall give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Certificateholders at their respective addresses appearing in the Certificate Register.

            Section 10.4 Waiver of Past Defaults. The Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of each Series adversely affected by any default by the Servicer or Transferor may, on behalf of all Certificateholders of such Series, waive any default by the Servicer or Transferor in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to
Article IV which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                         [End of Article X]


                                 ARTICLE XI

                                THE TRUSTEE

            Section 11.1  Duties of Trustee.

            (a) The Trustee, prior to the occurrence of any Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Responsible Officer has received written notice that a Servicer Default has occurred (and such Servicer Default has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 or 10.02, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to comparable receivables that it services for itself or others.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

            (c) Subject to subsection 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Series, or exercising any trust or power conferred upon the Trustee with respect to such Series, under this Agreement; and

                  (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of
      Section 10.01 or of any breach by the Servicer contemplated by clause
      (c) of Section 10.01 or any Pay-Out Event unless a Responsible Officer of the Trustee obtains actual knowledge of such failure, breach or Pay-Out Event or the Trustee receives written notice of such failure, breach or Pay-Out Event from the Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Invested Amount of any Series adversely affected thereby.

            (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

            (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

            (f) Except as provided in this subsection 11.01(f), the Trustee shall have no power to vary the corpus of the Trust including, without limitation, the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.01 or 2.06 hereof, (ii) add any other investment, obligation or security to the Trust, except for an addition permitted under Section 2.06 or (iii) withdraw from the Trust any Receivables, except for a withdrawal permitted under Sections 2.07, 9.02, 10.02, 12.01 or 12.02 or subsections 2.04(d), 2.04(e) or
Article IV.

            (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its knowledge thereof by a Responsible Officer of the Trustee to perform such obligation, duty or agreement in the manner so required.

            (h) If the Transferor has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Transferor's credit card receivables; provided, that the Trust shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders or the Trustee and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

            Section 11.2 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

            (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any assignment of Receivables in Additional Accounts, the initial report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

            (b) the Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or any Enhancement Provider, pursuant to the provisions of this Agreement, unless such Certificateholders or Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement and any Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

            (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any assignment of Receivables in Additional Accounts, the initial report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholders statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series which could be adversely affected if the Trustee does not perform such acts;

            (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

            (g) except as may be required by subsection 11.01(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose.

            (h) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate; and

            Section 11.3 Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Principal Account or the Finance Charge Account, or any Series Account or other accounts now or hereafter established to effectuate the transactions contemplated herein and in accordance with the terms hereof.

            Section 11.4 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

            Section 11.5 The Servicer to Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.04, the Servicer will pay or reimburse the Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provisions of this Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer (which shall be covered out of the Monthly Servicing Fee).

            The obligations of the Servicer under this Section 11.05 shall survive the termination of the Trust and the resignation or removal of the Trustee.

            Section 11.6 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

            Section 11.7  Resignation or Removal of Trustee.

            (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section
11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

            Section 11.8  Successor Trustee.

            (a) Any successor trustee appointed as provided in Section
11.07 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

            (b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06 hereof.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register.

            Section 11.9 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 11.10  Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08 hereof.

            (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

            (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 11.11 Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer, shall at its expense prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust and shall, upon request, execute such return. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

            Section 11.12 Trustee May Enforce Claims Without Possession of Certificates. All rights of action end claims under this Agreement or any Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificateholders in respect of which such judgment has been obtained.

            Section 11.13 Suits for Enforcement. If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.01, proceed to protect and enforce its rights and the rights of any Series of Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificateholders.

            Section 11.14 Rights of Certificateholders to Direct Trustee. Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate Invested Amount of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have that the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

            Section 11.15 Representations and Warranties of Trustee. The Trustee represents and warrants that:

                  (i) the Trustee is a national banking association organized, existing and authorized to engage in the business of banking under the laws of the United States;

                  (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

                  (iii) this Agreement has been duly executed and delivered by the Trustee.

            Section 11.16 Maintenance of Office or Agency. The Trustee will maintain at its expense an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Servicer and to Certificateholders (or in the case of Holders of Bearer Certificates, in the manner provided for in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.

                         [End of Article XI]


                                ARTICLE XII

                                TERMINATION

            Section 12.1  Termination of Trust.

            (a) The respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificate holders as hereafter set forth) shall terminate, except with respect to the duties described in Section 8.04 and 11.05 and subsection 2.04(c) and 12.03(b), on the Trust Termination Date; provided, however, that the Trust shall not terminate on the date specified in clause (i) of the definition of "Trust Termination Date" if each of the Servicer and the Holder of the Exchangeable Transferor Certificate notify the Trustee in writing, not later than 5 Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall specify the date on which the Trust shall terminate (such date, the "Extended Trust Termination Date"); provided, however, that the Extended Trust Termination Date shall be not later than August 1, 2032. The Servicer and the Holder of the Exchangeable Transferor Certificate may, on any date following the Trust Extension, so long as no Series of Certificates is outstanding, deliver a notice in writing to the Trustee changing the Extended Trust Termination Date.

            (b) In the event that (i) the Trust has not terminated by the last Distribution Date occurring in the second month preceding the Trust Termination Date, and (ii) the Invested Amount of any Series (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates to be made on the related Distribution Date during such month pursuant to Article
IV) would be greater than zero, the Servicer shall sell within 30 days after such Transfer Date all the Receivables. The Servicer shall notify each Enhancement Provider of the proposed sale of the Receivables and shall provide each Enhancement Provider an opportunity to bid on the Receivables. The Transferor shall have the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee in its sole discretion. The proceeds of any such sale shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with Article IV; provided, however, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During such thirty-day period, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such payments in accordance with the provisions of Article IV.

            (c) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Invested Amount of any Series of Certificates is greater than zero on its Series Termination Date, after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date, the Trustee will sell or cause to be sold, and pay the proceeds to all Certificateholders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Certificates, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the Invested Amount of such Series at the close of business on such date (but not more than an amount of Receivables equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the aggregate outstanding Principal Receivables and (C) a fraction the numerator of which is the related Investor Percentage of Collections of Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Collections of Finance Charge Receivables of all Series outstanding and (2) the Invested Amount of such Series). The Trustee shall notify each Enhancement Provider of the proposed sale of such Receivables and shall provide each Enhancement Provider an opportunity to bid on such Receivables. The Transferor shall be permitted to purchase such Receivables in such case and shall have a right of first refusal with respect thereto. Any proceeds of such sale in excess of such principal and interest paid shall be paid to the Holder of the Exchangeable Transferor Certificate. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.03.

            Section 12.2 Optional Purchase. (a) If so provided in any Supplement, the Transferor may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.03, the amount specified in such Supplement; provided, however that if the short-term deposits or long-term unsecured debt obligations of the Transferor (or, if neither such deposits nor such obligations of the Transferor are rated by Moody's, then the short-term deposits or long-term unsecured debt obligations of the holding company of the Transferor so long as such holding company is First USA, Inc.) are not rated at the time of such purchase of Receivables at least P-3 or Baa-3, respectively, by Moody's, no such event shall occur unless the Transferor shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such deposit into the Distribution Account or any Series Account as provided in the related Supplement would not constitute a fraudulent conveyance of the Transferor.

            (b) The amount deposited pursuant to subsection 12.02(a) shall be paid to the Investor Certificateholders of the related Series pursuant to Section 12.03 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Transferor pursuant to subsection 12.02(a) shall be delivered by the Transferor upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor. The Invested Amount of each Series which is purchased by the Transferor pursuant to subsection 12.02(a) shall, for the purposes of the definition of "Transferor Interest," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Interest shall thereupon be deemed to have been increased by the Invested Amount of such Series.

            Section 12.3  Final Payment with Respect to any Series.

            (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least two Business Days' prior notice from the Servicer to the Trustee) by the Trustee to Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month
(x) in which the deposit is made pursuant to subsection 2.04(e), 9.02(a), 10.02(a), or subsection 12.02(a) of the Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated (which, in the case of Bearer Certificates, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officers' Certificate setting forth the information specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

            (b) Notwithstanding the termination of the Trust pursuant to subsection 12.01(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Finance Charge Account, the Principal Account, the Distribution Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Certificateholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Certificateholders of the related Series upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Distribution Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

            (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

            Section 12.4 Termination Rights of Holder of Exchangeable Transferor Certificate. Upon the termination of the Trust pursuant to
Section 12.01, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Exchangeable Transferor Certificate, the Trustee shall execute a written reconveyance substantially in the form of Exhibit H pursuant to which it shall reconvey to the Holder of the Exchangeable Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect thereto (including all accrued interest theretofore posted as Finance Charge Receivables) and all proceeds thereof and Insurance Proceeds relating thereto and Interchange (if any) allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to subsection 12.03(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Exchangeable Transferor Certificate to vest in such Holder all right, title and interest which the Trust had in the Receivables (and any costs or expenses incurred by the Trustee in connection with such reconveyances shall be reimbursed by the Servicer).

                        [End Of Article XII]


                                ARTICLE XIII

                          MISCELLANEOUS PROVISIONS

            Section 13.1  Amendment.

            (a) This Agreement or any Supplement may be amended in writing from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of Certificateholders; provided, that such action shall not, as evidenced by an Opinion of Counsel for the Transferor addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder; provided further, that each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency and provided, further, that the Trustee may, but shall not be obligated to, enter into any such amendment which materially affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

            (b) This Agreement or any Supplement may also be amended in writing from time to time by the Servicer, the Transferor and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of each outstanding Series adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificates of such Series without the consent of each Investor Certificateholders of such Series, (ii) change the definition of or the manner of calculating the Invested Amount, the Investor Percentage or the Investor Default Amount of such Series without the consent of each Investor Certificateholder of such Series or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of all Series adversely affected. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

            (c) Notwithstanding anything in this Section 13.01 to the contrary, the Series Supplement with respect to any Series may be amended on the items and in accordance with the procedures provided in such Series Supplement.

            (d) Promptly after the execution of any such amendment (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder of each Series adversely affected and ten Business Days prior to the proposed effective date for such amendment the Trustee shall furnish notification of the substance of such amendment to each Rating Agency providing a rating for such Series.

            (e) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            (f) Any Series Supplement executed and delivered pursuant to
Section 6.09 and any amendments regarding the addition to or removal of Receivables from the Trust as provided in Sections 2.06 and 2.07, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.01(a) and
(b).

            (g) In connection with any amendment, the Trustee may request an Opinion of counsel from the Transferor or Servicer to the effect that the amendment complies with all requirements of this Agreement.

            Section 13.2  Protection of Right Title and Interest to Trust.

            (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.02(a).

            (b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above materially misleading within the meaning of Section 9-402(7) of the UCC as in effect in the State of Delaware, the Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

            (c) Each of the Transferor and the Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each of the Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

            (d) The Servicer will deliver to the Trustee: (i) upon each date that any Additional Accounts are to be included in the Accounts pursuant to
Section 2.06, an Opinion of Counsel substantially in the form of Exhibit E; and (ii) on or before March 31 of each year, beginning withMarch 31, 1992, an Opinion of Counsel, substantially in the form of Exhibit F.

            Section 13.3  Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Investor Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Investor Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as provided in Section 13.01 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as members of an association; nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in city or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given written notice to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 13.4 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 13.5 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of the Transferor and the Servicer, to 201 North Walnut Street, Wilmington, Delaware 19801, Attention: George Hubley, with a copy to First USA, Inc., 2001 Bryan Tower, 38th Floor, Dallas, Texas 75201, Attention Philip Taken, General Counsel, (b) in the case of the Trustee, to the Corporate Trust Office (c) in the case of the Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series and (d) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Certificates, by publication in the manner provided in the related Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Certificateholders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 13.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

            Section 13.7 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.02, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the Invested Amount of each Series on a Series by Series basis.

            Section 13.8 Certificates Non-Assessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.01 and 6.02 are and shall be deemed fully paid.

            Section 13.9 Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

            Section 13.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, any Enhancement Provider or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            Section 13.11 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            Section 13.12 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and, to the extent provided in the related Supplement, to the Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person will have any right or obligation hereunder.

            Section 13.13  Actions by Certificateholders.

            (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.

            (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            Section 13.14 Rule 144A Information. For so long as any of the Investor Certificates of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Servicer, the Trustee and the Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

            Section 13.15 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

            Section 13.16 Heading. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                        [End of Article XIII]


            IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                               FIRST USA BANK
                                 Transferor and Servicer



                              By: /s/ George Hubley
                                 __________________________________
                                 Name:   George Hubley
                                 Title:  Senior Vice President
                                         Finance & Accounting


                              NATIONSBANK OF VIRGINIA, N.A.,
                                  Trustee


                              By: /s/ John A. Dracos, Jr.
                                 ___________________________________
                                 Name:  John A. Dracos, Jr.
                                 Title: Trust Officer







                                                                EXHIBIT A


                FORM OF EXCHANGEABLE TRANSFEROR CERTIFICATE

No. 1                                                              One Unit

                     FIRST USA CREDIT CARD MASTER TRUST
                          ASSET BACKED CERTIFICATE


THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. A COPY OF THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

                       This Certificate represents an
                         Undivided Interest in the
                     First USA Credit Card Master Trust

Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of VISA and MasterCard* credit card receivables generated or acquired by First USA Bank and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

              (Not an interest in or a recourse obligation of
                 First USA Bank or any Affiliate thereof.)

--------------
*     MasterCard and VISA are registered trademarks of MsterCard
      International Incorporated and of VISA USA, Inc., respectively.


            This certifies that FIRST USA BANK (the "Holder") is the registered owner of an undivided interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created under selected VISA and Mastercard credit card accounts (the "Accounts") of First USA Bank (the "Transferor"), a Delaware chartered banking corporation organized under the laws of the State of Delaware, all monies due in payment of the Receivables, all proceeds of such Receivables and Insurance Proceeds relating to the Receivables, and the other assets and interests constituting the Trust pursuant to a Pooling and Servicing Agreement dated as of September 1, 1992, as supplemented by any Supplement relating to a Series of Investor Certificates (the "Pooling and Servicing Agreement"), by and between First USA Bank, as Transferor and Servicer, and NationsBank of Virginia, N.A., as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinbelow.

            To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

            This Certificate has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 6.03, 6.09 or 7.02 of the Pooling and Servicing Agreement.

            The Receivables consist of Principal Receivables which arise generally from the purchase of goods and services and of amounts advanced to cardholders as cash advances, and of Finance Charge Receivables which arise generally from Periodic Finance Charges and other fees and charges, as more fully specified in the Pooling and Servicing Agreement.

            This Certificate is the Exchangeable Transferor Certificate (the "Certificate"), which represents an Undivided Interest in the Trust, including the right to receive the Collections and other accounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the Holder of the Exchangeable Transferor Certificate. The aggregate interest represented by this Certificate at any time in the Principal Receivables in the Trust shall not exceed the Transferor Interest at such time. In addition to this Certificate, Series of Investor Certificates will be issued to investors pursuant to the Pooling and Servicing Agreement, each of which will represent an Undivided Interest in the Trust. This Certificate shall not represent any interest in the Investor Accounts, any Series Accounts or any Enhancement, except to the extent provided in the Pooling and Servicing Agreement. The Transferor Interest on any date of determination will be an amount equal to the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination minus the Aggregate Invested Amount at the end of such day.

            The Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing (except as provided below and except as provided in any Supplement to the Pooling and Servicing Agreement). Unless otherwise stated in any Supplement, throughout the existence of the Trust, the Servicer shall allocate to the Holder of the Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding the first sentence of this paragraph, the Servicer need not deposit this amount or any other amounts so allocated to the Certificate pursuant to the Pooling and Servicing Agreement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Certificate.

            First USA Bank, as Servicer, is entitled to receive as servicing compensation a monthly servicing fee. The portion of the servicing fee which will be allocable to the Holder of the Certificate pursuant to the Pooling and Servicing Agreement will be payable by the Holder of the Certificate and neither the Trust nor the Trustee or the Investor Certificateholders will have any obligation to pay such portion of the servicing fee.

            This Certificate does not represent a recourse obligation of, or any interest in, the Transferor or the Servicer, and neither the Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Certificate is limited in right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

            Upon the termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement, the Trustee shall assign and convey to the Holder of the Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds thereof and Insurance Proceeds relating thereto. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Certificate to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.


            IN WITNESS WHEREOF, First USA Bank has caused this Certificate to be duly executed under its official seal.



                                    By:____________________________
                                         Senior Vice President



[SEAL]

Attested to:


By:__________________________


Date:


                    CERTIFICATE OF AUTHENTICATION

            This is the Exchangeable Transferor Certificate referred to in the within-mentioned Pooling and Servicing Agreement.

                                    NATIONSBANK OF VIRIGINA, N.A.,
                                         as Trustee


                                    By:_______________________________
                                         Authorized Signatory






                                                            EXHIBIT B


          FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS


            ASSIGNMENT No. __ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of ________ __, ____ by and between FIRST USA BANK, a Delaware chartered banking corporation organized under the laws of the State of Delaware (the "Bank"), to NATIONSBANK OF VIRGINIA, N.A., a national banking organized and existing under the laws of the United States (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                        W I T N E S S E T H:

            WHEREAS, the Bank and the Trustee are parties to the Pooling and Servicing Agreement, dated as of September 1, 1992 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

            WHEREAS, pursuant to the Pooling and Servicing Agreement, the Bank wishes to designate Additional Accounts of the Bank to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

            WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

            NOW, THEREFORE, the Bank and the Trustee hereby agree as follows:

                  1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

                  "Addition Date" shall mean, with respect to the Additional Accounts designated hereby, ____________, ____.

                  "Notice Date" shall mean, with respect to the Additional Accounts designated hereby, _________, ______ (which shall be a date on or prior to the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(a) of the Pooling and Servicing Agreement and the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection2.06(b) of the Pooling and Servicing Agreement).

                  2. Designation of Additional Accounts. The Bank shall deliver to the Trustee not later than five Business Days after the Addition Date, a computer file or microfiche list containing a true and complete list of each Mastercard and VISA account which as of the Addition Date shall be deemed to be an Additional Account, such accounts being identified by account number and by the amount of Receivables in such accounts as of the close of business on the Addition Date. Such list shall be delivered five Business Days after the date of this Agreement and shall be marked as Schedule l to this Assignment and, as of the Addition Date, shall be incorporated into and made a part of this Assignment.

                  3.  Conveyance of Receivables.

            The Bank does hereby transfer, assign, set-over and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse on and after the Addition Date, all right, title and interest of the Bank in and to the Receivables now existing and hereafter created in the Additional Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables) and all proceeds of such Receivables and Insurance Proceeds relating thereto.

                        (a) In connection with such transfer, the Bank
            agrees to record and file, at its own expense, a financing statement with respect to the Receivables now existing and hereafter created in the Additional Accounts designated hereby (which may be a single financing statement with respect to all such Receivables) for the transfer of accounts as defined in
            Section 9.106 of the UCC as in effect in the State of Delaware meeting the requirements of applicable state law in such manner and such jurisdictions as are necessary to perfect the assignment of such Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of this Assignment.

                        (b) In connection with such transfer, the Bank
            further agrees, at its own expense, on or prior to the date of this Assignment to indicate in its computer files that Receivables created in connection with the Additional Accounts designated hereby have been transferred to the Trust pursuant to this Assignment for the benefit of the Certificateholders.

                        4. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust for the benefit of the Certificateholders of all right, title and interest previously held by the Bank in and to the Receivables now existing and hereafter created, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders.

                  5. Representations and Warranties of the Bank. The Bank hereby represents and warrants to the Trust as of the Addition Date:

                        (a) Legal Valid and Binding Obligation. This
            Assignment constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                        (b) Eligibility of Accounts and Receivables. Each
            Additional Account designated hereby is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.

                        (c) Selection Procedures. No selection procedures
            believed by the Bank to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Bank Portfolio.

                        (d) Insolvency. The Bank is not insolvent and,
            after giving effect to the conveyance set forth in Section 3 of this Assignment, will not be insolvent.

                        (e) Security Interest. This Assignment constitutes
            either (i) a valid transfer and assignment to the Trust of all right, title and interest of the Bank in and to Receivables now existing and hereafter created in the Additional Accounts designated hereby, and all proceeds (as defined in the UCC as in effect in the State of Delaware) of such Receivables and Insurance Proceeds relating thereto, and such Receivables and any proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under the Bank or any of its Affiliates except for (x) Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement, (y) the interest of the Holder of the Exchangeable Transferor Certificate and (z) the Bank's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account as provided in the Pooling and Servicing Agreement; or (ii) it constitutes a grant of a security interest (as defined in the UCC as in effect in the State of Delaware) in such property to the Trust, which is enforceable with respect to the existing Receivables of the Additional Accounts designated hereby, the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts designated hereby, the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof and Insurance Proceeds relating thereto, upon such creation; and
            (iii) if this Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement described in Section 3 of this Assignment with respect to the Additional Accounts designated hereby and in the case of the Receivables of such Additional Accounts thereafter created and the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof, and Insurance Proceeds relating to such Receivables, upon such creation, the Trust shall have a first priority perfected security interest in ouch property, except for Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement.

                  6. Conditions Precedent. The acceptance by the Trustee set forth in Section 4 and the amendment of the Pooling and Servicing Agreement set forth in Section 7 are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

                        (a) Officer's Certificate. The Bank shall have
            delivered to the Trustee a certificate of a Vice President or more senior officer substantially in the for: of Schedule 2 hereto, certifying that (i) all requirements set forth in
            Section 2.06 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by the Bank in Section 5 is true and correct as of the Addition Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, end shall incur no liability In so relying.

                        (b) Opinion of Counsel. The Bank shall have
            delivered to the Trustee en Opinion of Counsel with respect to the Additional Accounts designated hereby substantially in the form of Exhibit E to the Pooling and Servicing Agreement.

                        (c) Additional Information. The Bank shall have
            delivered to the Trustee such information as was reasonably requested by the Trustee to satisfy itself as to the accuracy of the representation and warranty set forth in subsection 5(d) to this Agreement.

                  7. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Pooling and Servicing Agreement.

                  8. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS.

            IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                                    FIRST USA BANK,


                                    By:________________________________
                                         Name:
                                         Title


                                    NATIONSBANK OF VIRGINIA, N.A.
                                         Trustee


                                    By:________________________________
                                         Name:
                                         Title:






                                                              Schedule 1
                                                        to Assignment of
                                                          Receivables in
                                                     Additional Accounts


                         ADDITIONAL ACCOUNTS






                                                             Schedule 2
                                                       to Assignment of
                                                         Receivables in
                                                   Additional Acccounts


                              First USA Bank,
                     First USA Credit Card Master Trust
                           Officer's Certificate


            ____________________, a duly authorized officer of First USA Bank, a Delaware chartered banking corporation (the "Bank"), hereby certifies and acknowledges on behalf of the Bank that to the best of his knowledge the following statements are true on ______, ____, (the "Addition Date"), and acknowledges on behalf of the Bank that this Officer's Certificate will be relied upon by ______________ as Trustee (the "Trustee") of the First USA Credit Card Master Trust in connection with the Trustee entering into Assignment No. of Receivables in Additional Accounts, dated as of the Addition Date (the "Assignment"), by and between the Bank and the Trustee, in connection with the Pooling and Servicing Agreement, dated as of September 1, 1992, as heretofore supplemented and amended (the "Pooling and Servicing Agreement") pursuant to which the Bank, as Transferor and Servicer, and the Trustee are parties. The undersigned hereby certifies and acknowledges on behalf of the Bank that:

            (a) On or prior to the Addition Date, the Bank has delivered to the Trustee the Assignment (including on acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) and the Bank his Indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and within five Business Days after the Addition Date the Bank shall deliver to the Trustee a [computer file or] microfiche list containing a true and complete list of all Additional Accounts identified by account number and the aggregate amount of the Receivables in such Additional Accounts as of the Addition Date, which computer file or microfiche list shall be as of the date of such Assignment, incorporated into and made a part of such Assignment and the Pooling and Servicing Agreement.

            (b) Legal Valid and Binding Obligation. The Assignment constitutes a legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as ouch enforceability may be limited by applicable bankruptcy, Insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability lay be limited by general principles of equity (whether considered in a suit at law or in equity).

            (c) Eligibility of Accounts. Each Additional Account designated Pursuant to the Assignment is on Eligible Account.

            (d) Selection Procedures. No selection procedures believed by the Bank to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Bank Portfolio.

            (e) Insolvency. The Bank is not insolvent and, after giving effect to the conveyance set forth in Section 3 of the Assignment, will not be insolvent.

            (f) Security Interest. The Assignment constitutes either (i) a valid transfer and assignment to the Trust of all right, title and interest of the Bank in and to Receivables now existing and hereafter created in the Additional Accounts designated pursuant to the Assignment, and all proceeds (as defined in the UCC as in effect in the State of Delaware) of such Receivables and Insurance Proceeds relating thereto, and such Receivables and any proceeds thereof, and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement,
(y) the interest of the Bank as holder of the Exchangeable Transferor Certificate and (z) the Bank's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account [or any Series Account] as provided in the Pooling and Servicing Agreement and any Supplement; or (ii) a grant of a security interest (as defined in the UCC as in effect in the State of Delaware) in such property to the Trust, which is enforceable with respect to the existing Receivables of the Additional Accounts designated pursuant to the Assignment, the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts designated pursuant to the Assignment, the proceeds (05 defined in the UCC as in effect in the State of Delaware) thereof and Insurance Proceeds relating thereto, upon such creation; and (iii) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement described in Section 3 of the Assignment with respect to the Additional Accounts designated pursuant to the Assignment and in the case of the Receivables of such Additional Accounts thereafter created and the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof, and Insurance Proceeds relating to such Receivables, upon such creation, the Trust shall have a first priority perfected security Interest in such property, except for Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement.

            (g) Requirements off Pooling and Servicing Agreement. All requirements set forth in Section 2.06 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied.

            Initially capitalized terms used herein and not otherwise defined are used as defined in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, I have hereunto set my hand this ___________ day of ________ ____.


                                    FIRST USA BANK,


                                    By:______________________________
                                         Name:
                                         Title:







                                                             EXHIBIT C


                   FORM OF MONTHLY SERVICER'S CERTIFICATE

                               FIRST USA BANK

                     ----------------------------------

                     FIRST USA CREDIT CARD MASTER TRUST

                    -----------------------------------


            The undersigned, a duly authorized representative of First USA Bank, (the "Bank"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of September 1, 1992 (the "Pooling and Servicing Agreement") by and between the Bank and NationsBank of Virginia, N.A., as Trustee, does hereby certify as follows:

                  1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.04(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement.

                  2. The Bank is Servicer under the Pooling and Servicing Agreement.

                  3. The undersigned is a Servicing Officer.

                  4. The date of this Certificate is a Determination Date under the Pooling and Servicing Agreement.

                  5. The aggregate amount of Collections
      processed during the preceding Monthly Period was
      equal to................................................ $___________

                  6. The aggregate amount of Receivables
      processed as of the end of the last day of the
      preceding Monthly Period was equal to................... $___________

                  7. The Aggregate Investor Percentage of
      Collections of Finance Charge Receivables processed
      by the Servicer during the preceding Monthly Period
      was equal to............................................ $___________

                  8. The Aggregate Investor Percentage of
      Collections of Principal Receivables processed by
      the Servicer during the current month is equal to....... $___________

                  9. The aggregate amount of Interchange
      to be deposited in the Finance Charge Account on
      the Transfer Date of the current month is equal to...... $___________

           10. To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                      [If applicable, insert "None".]

            IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this ___ day of ________________, ____.


                                    FIRST USA BANK,
                                         Servicer


                                    By:_______________________________
                                         Name:
                                         Title:





                                                    Schedule To Monthly
                                                 Servicer's Certificate*


                               FIRST USA BANK


                     ----------------------------------

                     FIRST USA CREDIT CARD MASTER TRUST

                     ----------------------------------


            * A separate schedule is to be attached for each Series, with appropriate changes and additions to reflect the specifics of the related Series
                  Supplement







                                                              EXHIBIT D


                   FORM OF ANNUAL SERVICER'S CERTIFICATE

                               FIRST USA BANK

                     ----------------------------------

                     FIRST USA CREDIT CARD MASTER TRUST
                     ----------------------------------

            The undersigned, a duly authorized representative of First USA Bank (the "Bank"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of September 1, 1992 (the "Pooling and Servicing Agreement") by and between the Bank and NationsBank of Virginia, N.A., as trustee, (the "Trustee") does hereby certify that:

            1. The Bank is Servicer under the Pooling and Servicing
Agreement.

            2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

            3. This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement.

            4. A review of the activities of the Servicer during (the period from the Closing Date until) (the twelve month period ended) June 30, 19__ was conducted under our supervision.

            5. Based on such review, the Servicer has, to the best of our knowledge, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

            6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to us to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, If any, to remedy each such default and (iii) the current status of each such default:

                      [If applicable, insert "None."]

            IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ___ day of ________, ____.



                                   _____________________________________
                                   Name:
                                   Title:  Vice President






                                                              EXHIBIT E


          FORM OF OPINION OF COUNSEL REGARDING ADDITIONAL ACCOUNTS


              PROVISIONS TO BE INCLUDED IN OPINION OF COUNSEL
              TO BE DELIVERED PURSUANT TO SECTION 2.06(c)(vi)
                  OF THE POOLING AND SERVICING AGREEMENT


            The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of the Transferor's counsel with respect to similar matters delivered on the Closing Date. Such counsel may rely as to factual matters on certificates of officers of the Transferor and the Servicer.

            (i) The Assignment has been duly authorized, executed and delivered by the Transferor and constitutes the valid and legally binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

            (ii) The provisions of the Pooling and Servicing Agreement are effective to create, in favor of the Trustee for the benefit of the Holders of the Certificates, a valid security interest in the Receivables and the proceeds thereof. Such security interest constitutes a first priority perfected security interest in such Receivables and the proceeds thereof. No other security interest of any creditor of the Transferor is equal or prior to the security interest of the Trustee in such Receivables.

            (iii) No filing or other action, other than the filing of a Uniform Commercial Code financing statement in the recording offices in the Relevant UCC State is necessary to perfect or maintain the security interest in the Receivables and the proceeds thereof, except that (a) appropriate Uniform Commercial Code continuation statements must be filed within the period of six months prior to the expiration of five years from the date of the original filing, (b) if the Transferor changes its name, identity or corporate structure, appropriate Uniform Commercial Code financing statements must be filed prior to the expiration of four months after the Transferor changes its name, identity or corporate structure and
(c) if the Transferor changes its chief executive office or principal place of business to a jurisdiction other than the State of New York, such security interest must be perfected in such jurisdiction within four months of the date on which the change occurs (or earlier, if perfection under the laws of such jurisdiction would have otherwise ceased as set forth in clause (a) above).






                                                             EXHIBIT F


                     FORM OF ANNUAL OPINION OF COUNSEL


            The opinion set forth below, which is to be delivered pursuant to subsection 13.02(d)(ii) of the Pooling and Servicing Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel delivered on the Closing Date with respect to similar matters.

            No filing or other action, other than such filing or action described in such opinion, is necessary from the date of such opinion through March 1 of the following year to continue the perfected status of the interest of the Trust in the collateral described in the financing statements referred to in such opinion.







                                                             EXHIBIT G


                    FORM OF REASSIGNMENT OF RECEIVABLES


            REASSIGNMENT NO. __ OF RECEIVABLES, dated as of ________ __, ____, by and between FIRST USA BANK, a Delaware chartered banking corporation organized under the laws of the State of Delaware (the "Bank"), and NATIONSBANK OF VIRGINIA, N.A., a national banking association organized under the laws of the United States (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.


                           W I T N E S S E T H:

            WHEREAS, the Bank and the Trustee are parties to the Pooling and Servicing Agreement, dated as of September 1, 1992 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

            WHEREAS, pursuant to the Pooling and Servicing Agreement, the Bank wishes to remove all Receivables from certain designated Accounts of the Bank (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Bank (as each such term is defined in the Pooling and Servicing Agreement); and

            WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof.

            NOW THEREFORE, the Bank and the Trustee hereby agree as follows:

                  1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

                  "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, __________, ____.

                  "Removal Notice Date" shall mean, with respect to the Removed Accounts designated hereby, ______, ______ (which shall be a date on or prior to the fifth Business Day prior to the Removal
      Date).

                  2. Designation of Removed Accounts. The Bank shall deliver to the Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each Mastercard and VISA account which as of the Removal Date shall be deemed to be a Removed Account, such accounts being identified by account number and by the aggregate amount of Receivables in such accounts as of the close of business on the Removal Date. Such list shall be marked as Schedule l to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date.

                  3.  Conveyance of Receivables.

                  (a) The Trustee does hereby reconvey to the Bank, without recourse on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Delaware) of such Receivables and Insurance Proceeds relating thereto.

                  (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Bank on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trust of its Lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such Lien.

            4. Representations and Warranties of the Bank. The Bank hereby represents and warrants to the Trust as of the Removal Date:

                        (a) Legal valid and Binding Obligation. This
            Reassignment constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or In equity).

                        (b) Selection Procedures. No selection procedures
            believed by the Bank to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Removed Accounts designated hereby.

                  5. Conditions Precedent. The amendment of the Pooling and Servicing Agreement set forth in Section 6 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

                        The Bank shall have delivered to the Trustee an
            Officer's Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.07 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and
            (ii) each of the representations and warranties made by the Bank in Section 4 hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

                  6. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement", to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

                  7. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  8. Governing Law. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

            IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                    FIRST USA BANK


                                    By: ______________________________
                                        Name:
                                        Title:


                                    NATIONSBANK OF VIRGINIA, N.A.
                                          Trustee


                                    By: _______________________________
                                        Name:
                                        Title:






                                                               Schedule 1
                                                          to Reassignment
                                                           of Receivables


                              REMOVED ACCOUNTS






                                                                EXHIBIT H


                    FORM OF RECONVEYANCE OF RECEIVABLES


            RECONVEYANCE of RECEIVABLES, dated as of _____ __ , 19__ by and between First USA Bank, a Delaware chartered banking corporation organized under the laws of the State of Delaware (the "Transferor"), and NationsBank of Virginia, N.A., a national banking association organized and existing under the laws of the United States (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                           W I T N E S S E T H:

            WHEREAS, the Transferor and the Trustee are parties to the Pooling and Servicing Agreement dated as of September 1, 1992 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

            WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to cause the Trustee to reconvey all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trust to the Transferor pursuant to the terms of Section 12.04 of the Pooling and Servicing Agreement upon termination of the Trust pursuant to subsection 12.01(a) of the Pooling and Servicing Agreement (as each such term is defined in the Pooling and Servicing Agreement);

            WHEREAS, the Trustee is willing to reconvey the Receivables subject to the terms and conditions hereof;

            NOW THEREFORE, the Transferor and the Trustee hereby agree as follows:

            1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

            "Reconveyance Date" shall mean _____ __, 19__.

            2. Return of Lists of Accounts. The Trustee shall deliver to the Transferor, not later than three Business Days after the Reconveyance Date, each and every computer file or microfiche list of Accounts delivered to the Trustee pursuant to the terms of the Pooling and Servicing
Agreement.

            3. Conveyance of Receivables. (a) The Trustee does hereby reconvey to the Transferor, without recourse, on and after the Reconveyance Date, all right, title and interest of the Trust in and to each and every Receivable now existing and hereafter created in the Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables, all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Delaware) of such receivables and Insurance Proceeds relating to such Receivables, except for amounts, if any, held by the Trustee pursuant to subsection 12.03(b) of the Pooling and Servicing Aqreement.

                  (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date of this Reconveyance, such UCC termination statements as the Transferor may reasonably request, evidencing the release by the Trust of its lien on the Receivables.

            4. Counterparts. This Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            5. Governing Law. THIS RECONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

            IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                    FIRST USA BANK,


                                    By _________________________________
                                       Title:


                                    NATIONSBANK OF VIRGINIA, N.A.
                                       Trustee


                                    By _________________________________
                                       Title:






                                                            SCHEDULE 1


                              LIST OF ACCOUNTS


                         Delivered to Trustee only


                           [Deemed Incorporated]







                                FIRST USA BANK

                          as Transferor and Servicer


                                      and


                         NATIONSBANK OF VIRGINIA, N.A.

            as Trustee on behalf of the Investor Certificateholders

                      First USA Credit Card Master Trust





                                FIRST AMENDMENT

                          Dated as of April 14, 1994


                                      to


                        POOLING AND SERVICING AGREEMENT

                         Dated as of September 1, 1992




           FIRST AMENDMENT to POOLING AND SERVICING AGREEMENT, dated as of April 14, 1994 (the "Amendment") by and between FIRST USA BANK, as Transferor and Servicer (in such capacities, the "Transferor" and the "Servicer," respectively) and NATIONSBANK OF VIRGINIA, N.A., as Trustee (the "Trustee").

           WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered the Pooling and Servicing Agreement dated as of September 1, 1992 (the "Master Pooling and Servicing Agreement"), between the Transferor, the Servicer and the Trustee for the issuance by the First USA Credit Card Master Trust (the "Trust") of the Investor Certificates and the Exchangeable Transferor Certificate;

           WHEREAS, Section 13.01(a) of the Master Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Investor Certificateholders may amend the Master Pooling and Servicing Agreement from time to time so long as the Trustee shall have received (i) from the Rating Agency then rating the Investor Certificates, a written notification that such action will not result in a reduction or withdrawal of the rating of any outstanding Series which it is then rating and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders;

           WHEREAS, the Trustee has received from (i) each Rating Agency, a letter confirming the current rating of each outstanding Series and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor
 Certificateholders; and

           WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

           NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to waive the provision of the Master Pooling and Servicing Agreement specified below in the following manner.

           Capitalized terms used but not defined herein shall have the meanings assigned to them in the Master Pooling and Servicing Agreement.

           SECTION 1.1 Waiver of proviso in Section 2.06(b). In connection with the Transferor's delivery of Receivables in Additional Accounts pursuant to Assignment No. 4 of Receivables in Additional Accounts, the Servicer, the Transferor and the Trustee hereby waive the restriction in the fifth and sixth lines of Section 2.06(b) of the Master Pooling and Servicing Agreement.

           SECTION 2.1 Ratification of Master Pooling and Servicing Agreement. As amended by this Amendment, the Master Pooling and Servicing Agreement is in all respects ratified and confirmed, and the Master Pooling and Servicing Agreement as so amended by this First Amendment shall be read, taken and construed as one and the same instrument.

           SECTION 3.1 No Waiver of Past Default. The execution and delivery of this Amendment shall not constitute a waiver of a past default under the Master Pooling and Servicing Agreement or impair any right consequent thereon.

           SECTION 4.1 Counterparts. The Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

           SECTION 5.1 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           SECTION 6.1 Effective Date. This First Amendment shall become effective as of the day and year first above written.


           IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this First Amendment to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                                 FIRST USA BANK
                                   as Transferor and Servicer


                                 By: /s/ Steven McDonald
                                    _______________________________
                                    Name:  Steven McDonald
                                    Title: Senior Vice President



                                 NATIONSBANK OF VIRGINIA, N.A.
                                   as Trustee


                                 By: /s/ John A. Dracos, Jr.
                                    ________________________________
                                    Name:  John A. Dracos, Jr.
                                    Title: Assistant Vice President



                       SECOND AMENDMENT TO THE
                   POOLING AND SERVICING AGREEMENT


            SECOND AMENDMENT TO POOLING AND SERVICING AGREEMENT dated as of May 4, 1995 (this "Amendment"), by and between FIRST USA BANK, as
Transferor and Servicer (in such capacities, the "Transferor" and the "Servicer," respectively), and NATIONSBANK, N.A., as Trustee (the
"Trustee").

            WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement dated as of September 1, 1992 (the "Master Pooling and Servicing Agreement"), between the Transferor, the Servicer and the Trustee for the issuance by the First USA Credit Card Master Trust (the "Trust") of the Investor Certificates and the Exchangeable Transferor Certificate;

            WHEREAS, Section 13.01(a) of the Master Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Investor Certificateholders may amend the Master Pooling and Servicing Agreement from time to time so long as the Trustee shall have received (i) from each Rating Agency then rating the Investor Certificates, a written notification that such action will not result in a reduction or withdrawal of the rating of any outstanding Series which it is then rating and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders;

            WHEREAS, the Trustee has received from (i) each Rating Agency, a letter confirming the current rating of each outstanding Series and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor
Certificateholders; and

            WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

            NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Master Pooling and Servicing Agreement in the manner set forth below.

            Capitalized terms used but not defined herein shall have the meanings assigned to them in the Master Pooling and Servicing Agreement.

            SECTION 1.1 Defined Terms.

            The preamble to the definition of "Eligible Account" is hereby amended by inserting the phrase "or Addition Date" immediately after the words "Addition Cut Off Date."

            Subsection (f) of the definition of "Eligible Account" is hereby amended by deleting subsection (f) thereof and substituting in its place the following subsection (f):

            "(f) which has not been sold or pledged to any other party and which does not have receivables which, in the case of Accounts identified on the Cut Off Date, have been sold or pledged to any other party or, in the case of Accounts identified on any Addition Cut Off Date, are at the time of transfer to the Trust sold or pledged to any other party;"

            Subsection (d) of the definition of "Eligible Receivable" is hereby amended by deleting subsection (d) thereof and substituting in its place the following subsection (d):

            "(d) as to which, as of the Closing Date, or in the case of Additional Receivables as of the relevant Addition Date, the Transferor or the Trust had good and marketable title thereto, free and clear of all Liens arising under or through the Transferor or any of its Affiliates (other than Liens permitted pursuant to subsection 2.05(b));"

            SECTION 2.1 Trustee Name Change. Wherever used in the Pooling Agreement, all references to the name of the Trustee as "NationsBank of Virginia, N.A." are hereby amended to read "NationsBank, N.A."

            SECTION 3.1 Ratification of Master Pooling and Servicing Agreement. As amended by this Amendment, the Master Pooling and Servicing Agreement is in all respects ratified and confirmed, and the Master Pooling and Servicing Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

            SECTION 4.1 Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or portions of this Amendment.

            SECTION 5.1 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            SECTION 6.1 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this Second Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                              FIRST USA BANK
                                as Transferor and Servicer



                              By:/s/ Steven L. McDonald
                                 _____________________________
                                 Name: Steven L. McDonald
                                 Title:Senior Vice President


                              NATIONSBANK, N.A.
                                Trustee



                              By:/s/ John A. Dracos
                                 _____________________________
                                 Name: John A. Dracos
                                 Title:Vice President



                       THIRD AMENDMENT TO THE
                   POOLING AND SERVICING AGREEMENT


            THIRD AMENDMENT TO POOLING AND SERVICING AGREEMENT dated as of November 3, 1995 (this "Amendment"), by and between FIRST USA BANK, as Transferor and Servicer (in such capacities, the "Transferor" and the "Servicer," respectively), and NATIONSBANK, N.A., as Trustee (the
"Trustee").

            WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement dated as of September 1, 1992 (the "Master Pooling and Servicing Agreement"), between the Transferor, the Servicer and the Trustee for the issuance by the First USA Credit Card Master Trust (the "Trust") of the Investor Certificates and the Exchangeable Transferor Certificate;

            WHEREAS, Section 13.01(a) of the Master Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Investor Certificateholders may amend the Master Pooling and Servicing Agreement from time to time so long as the Trustee shall have received (i) from each Rating Agency then rating the Investor Certificates, a written notification that such action will not result in a reduction or withdrawal of the rating of any outstanding Series which it is then rating and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders;

            WHEREAS, the Trustee has received from (i) each Rating Agency, a letter confirming the current rating of each outstanding Series and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor
Certificateholders; and

            WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

            NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Master Pooling and Servicing Agreement in the manner set forth below.

            Capitalized terms used but not defined herein shall have the meanings assigned to them in the Master Pooling and Servicing Agreement.

            SECTION 1.1 Defined Terms. Section 1.01 of the Master Pooling and Servicing Agreement is hereby amended by deleting the defined term listed below and substituting therefor the following definition:

            "Determination Date" shall mean, unless otherwise specified in any Supplement for the related Series, the first Business Day on or before the eighth calendar day prior to each Distribution Date.

            SECTION 2.1 Ratification of Master Pooling and Servicing Agreement. As amended by this Amendment, the Master Pooling and Servicing Agreement is in all respects ratified and confirmed, and the Master Pooling and Servicing Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

            SECTION 3.1 Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or portions of this Amendment.

            SECTION 4.1 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            SECTION 5.1 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


            IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                              FIRST USA BANK
                                as Transferor and Servicer


                              By: /s/ Steven L. McDonald
                                 -------------------------------
                                 Name:  Steven L. McDonald
                                 Title: Senior Vice President


                              NATIONSBANK, N.A.
                                as Trustee


                              By: /s/Sally P. Gleason
                                 -------------------------------
                                 Name:  Sally P. Gleason
                                 Title: Asst. Vice President





                          FOURTH AMENDMENT TO THE
                      POOLING AND SERVICING AGREEMENT

           FOURTH AMENDMENT TO POOLING AND SERVICING AGREEMENT dated as of January 26, 1996 (this "Amendment") , by and between FIRST USA BANK, as Transferor and Servicer (in such capacities, the "Transferor" and the "Servicer," respectively), and THE BANK OF NEW YORK (DELAWARE), as Trustee (the "Trustee").

           WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement dated as of September 1, 1992 (the "Master Pooling and Servicing Agreement") , between the Transferor, the Servicer and the Trustee for the issuance by the First USA Credit Card Master Trust (the "Trust") of the Investor Certificates and the Exchangeable Transferor Certificate;

           WHEREAS, Section 13.01(a) of the Master Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the investor Certificateholders may amend the Master Pooling and Servicing Agreement from time to time so long as the Trustee shall have received (i) from each Rating Agency then rating the investor Certificates, a written notification that such action will not result in a reduction or withdrawal of the rating of any outstanding Series which it is then rating and (ii) an opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders;

           WHEREAS, the Trustee has received from (i) each Rating Agency, a letter confirming the current rating of each outstanding Series and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor
 Certificateholders; and

           WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

           NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Master Pooling and Servicing Agreement in the manner set forth below.

           Capitalized terms used but not defined herein shall have the meanings assigned to them in the Mast"er Pooling and Servicing Agreement.

           SECTION 1.1 Defined-Terms. Section 1.01 of the Master Pooling and Servicing Agreement is hereby amended by deleting the defined term "Addition Cut Off Date" and substituting therefor the following defined term:

                "Addition Cut Off Date" shall mean each date as of which Additional Accounts shall be selected to be included as Accounts pursuant to Section 2.06; provided, however, that in no event shall an Addition Cut Off Date be greater than ten months prior to the related Addition Date.

           SECTION 2.1 Ratification of Master Pooling and Servicing Agreement. As amended by this Amendment, the Master Pooling and Servicing Agreement is in all respects ratified and confirmed, and the Master Pooling and Servicing Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

           SECTION 3.1 Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or portions of this Amendment.

           SECTION 4.1 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           SECTION 5.1 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH TEE LAWS OF TH33 STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           IN WITNESS the Servicer, the Transferor and the Trustee have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                               FIRST USA BANK
                                 as Transferor and Servicer


                               By:/s/ Steven. McDonald
                                  _____________________________
                                  Name:  Steven L. McDonald
                                  Title: Senior Vice President


                               THE BANK OF NEW YORK (DELAWARE)
                                 as Trustee


                               By:/s/ Sally P. Gleason
                                  _____________________________
                                  Name:  Sally P. Gleason
                                  Title: Assistant Vice President




                            FIFTH AMENDMENT TO THE
                        POOLING AND SERVICING AGREEMENT


           FIFTH AMENDMENT TO THE POOLING AND SERVICING AGREEMENT dated as of June 28, 1996 (this "Amendment") , by and between FIRST USA BANK, as Transferor and Servicer (in such capacities, the "Transferor" and the "Servicer," respectively), and THE BANK OF NEW YORK (DELAWARE), as Trustee (the "Trustee").

           WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement dated as of September 1, 1992 (as amended and supplemented through the date hereof, the "Master Pooling and Servicing Agreement") , between the Transferor, the Servicer and the Trustee for the issuance by the First USA Credit Card Master Trust (the "Trust") of the Investor Certificates and the Exchangeable Transferor Certificate;

           WHEREAS, Section 13. 01 (a) of the Master Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Investor Certificateholders may amend the Master Pooling and Servicing Agreement from time to time so long as the Trustee shall have received W from each Rating Agency then rating the Investor Certificates, a written notification that such action will not result in a reduction or withdrawal of the rating of any outstanding Series which it is then rating and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders;

           WHEREAS, the Trustee has received from (i) each Rating Agency, a letter confirming the current rating of each outstanding Series and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor
 Certificateholders; and

           WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

           NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Master Pooling and Servicing Agreement in the manner set forth below.

           Capitalized terms used but not defined herein shall have the meanings assigned to them in the Master Pooling and Servicing Agreement.

           SECTION 1.1 Defined Terms.

           a) Section 1.01 of the Master Pooling and Servicing Agreement is hereby amended by deleting the definition of the term "Collections" and substituting therefor the following definition:

                "Collections" shall mean all payments (including Recoveries of Principal Receivables or Finance Charge Receivables and Insurance Proceeds) received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the Credit Card Agreement in effect from time to time on any Receivables. A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the Date of Processing of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess. Collections with respect to any Monthly Period shall include the amount of Interchange (if any) allocable to any Series of Certificates pursuant to any Supplement with respect to such Monthly Period (to the extent received by the Trust and deposited into the Finance Charge Account or any Series Account as the case may be, on the Transfer Date following such Monthly Period), to be applied as if such Collections were Finance Charge Receivables for all purposes. Collections with respect to any Monthly Period shall also include the amount deposited by the Transferor into the Finance Charge Account (or Series Account if provided in any Supplement) pursuant to Section
      2.08. Collections of Recoveries will be treated as Collections of Principal Receivables; provided, however, that to the extent the aggregate amount of Recoveries received with respect to any Monthly Period exceeds the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Defaulted Accounts on the day such Account became a Defaulted Account for each day in such Monthly Period, the amount of such excess shall be treated as Collections of Finance Charge Receivables.

           (b) Section 1.01 of the Master Pooling and Servicing Agreement is hereby further amended by deleting the definition of the term "Default Amount" and substituting therefor the following definition:

                "Default Amount" shall mean for any Monthly Period, an amount (which shall not be less than zero) equal to (a) the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Defaulted Accounts on the day such Account became a Defaulted Account for each day in such Monthly Period minus (b) the aggregate amount of Recoveries received in such Monthly Period.

           (c) Section 1.01 of the Master Pooling and Servicing Agreement is hereby further amended by adding the following definition of the term "Recoveries" after the definition of the term "Record Date":

                "Recoveries" shall mean all amounts received by the Transferor or the Servicer with respect to Receivables in Defaulted Accounts, including amounts received by the Transferor or the Servicer from the purchaser or transferee with respect to the sale or other disposition of Receivables in Defaulted Accounts and all rights (but not obligations) under any agreement to sell or transfer such Receivables (including any rights to payment from any purchaser or transferee in connection with such sale or other disposition) . In the event of any such sale or disposition of such Receivables, Recoveries shall not include amounts received by the purchaser or transferee of such Receivables but shall be limited to amounts received by the Transferor or the Servicer from the purchaser or transferee and all rights of the Transferor and the Servicer against the purchaser or transferee, including any right to payment.

           (d) Section 1.01 of the Master Pooling and Servicing Agreement is hereby further amended by deleting the definition of the term "Trust" and substituting therefor the following definition:

                "Trust" shall mean the trust created by this Agreement, the corpus of which shall consist of the Receivables now existing or hereafter created and all monies due or to become due with respect thereto, all proceeds (as defined in Section 9-306 of the TJCC as in effect in the State of Delaware) including, without limitation, Recoveries of the Receivables and Insurance Proceeds relating thereto, the right to receive certain amounts paid or payable as Interchange (if provided for in any Supplement) , such funds as from time to time are deposited in the Collection Account, the Finance Charge Account, the Principal Account, the Distribution Account and any Series Account and the rights to any Enhancement with respect to any Series.

           SECTION 2.1 Transfer of Ineligible Receivables. Section 2.04 of the Master Pooling and Servicing Agreement is hereby amended by deleting the word "ouch" in the fourth sentence of subsection (d) (iii) thereof and replacing it with the word "such".

           SECTION 3.1 Transfer of Defaulted Accounts. Section 4.03 of the Master Pooling and Servicing Agreement is hereby amended by deleting subsection (d) thereof and replacing it with the following:

                (d) Transfer of Defaulted Accounts. Unless otherwise provided in any Supplement, in consideration of receiving Recoveries as provided in Section 4. 03 (g) hereof , on the date on which an Account becomes a Defaulted Account, the Trust shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables in such Defaulted Account, all monies due or to become due with respect thereto, all proceeds thereof allocable to the Trust with respect to such Receivables, excluding Recoveries relating thereto, which shall remain an asset of the Trust.

           SECTION 4.1 Recoveries. Section 4.03 of the Master Pooling and Servicing Agreement is hereby amended by adding a new subsection (g) thereto which shall read in its entirety as follows:

                (g) Recoveries. On or prior to the earliest Determination Date in each Monthly Period, the Transferor shall notify the Servicer of the amount of Recoveries to be included as Collections with respect to the preceding Monthly Period. On the earliest Transfer Date in each Monthly Period, the Transferor shall pay to the Servicer and the Servicer shall deposit into the Collection Account, the amount of Recoveries to be so included as Collections with respect to the preceding Monthly Period; provided, however, that such deposit need-be made only to the extent that such funds are required to be retained in the Principal Account or the Finance Charge Account for the benefit of any Series pursuant to the provisions of Article IV of this Agreement or any Series Supplement.

           SECTION 5.1 Ratification of Master Pooling and Servicing Agreement. As amended by this Amendment, the Master Pooling and Servicing Agreement is in all respects ratified and confirmed, and the Master Pooling and Servicing Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

           SECTION 6.1 Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or portions of this Amendment.

           SECTION 7.1 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           SECTION 8.1 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WIT33 THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           SECTION 9.1 Effective Date. The provisions of this Amendment shall take effect as of the opening of business on July 1, 1996

            (THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


           IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                 FIRST USA BANK
                                   as Transferor and Servicer


                                 By:/s/ W. Todd Peterson
                                    _____________________________
                                    Name:  W. Todd Peterson
                                    Title: Vice President


                                 THE BANK OF NEW YORK (DELAWARE),
                                   as Trustee


                                 By:/s/ Melissa J. Beneduce
                                    _____________________________
                                    Name:  Melissa J. Beneduce
                                    Title: Assistant Vice President


                               SIXTH AMENDMENT TO
                       THE POOLING AND SERVICING AGREEMENT

           SIXTH AMENDMENT TO POOLING AND SERVICING AGREEMENT dated as of August 27, 1997 (this "Amendment"), by and between FIRST USA BANK, as Transferor and Servicer (in such capacities, the "Transferor" and the "Servicer," respectively), and THE BANK OF NEW YORK (DELAWARE), as Trustee (the "Trustee").

           WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement dated as of September 1, 1992 (as amended and supplemented through the date hereof, the "Master Pooling and Servicing Agreement"), between the Transferor, the Servicer and the Trustee for the issuance by the First USA Credit Card Master Trust (the "Trust") of the Investor Certificates and the Exchangeable Transferor Certificate;

           WHEREAS, Section 13.01(a) of the Master Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Investor Certificateholders may amend the Master Pooling and Servicing Agreement from time to time so long as the Trustee shall have received (i) from each Rating Agency then rating the Investor Certificates, a written notification that such action will not result in a reduction or withdrawal of the rating of any outstanding Series which it is then rating and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders;

           WHEREAS, the Trustee has received from (i) each Rating Agency, a letter confirming the current rating of each outstanding Series and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor
 Certificateholders; and

           WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

           NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Master Pooling and Servicing Agreement in the manner set forth below.

           Capitalized terms used but not defined herein shall have the meanings assigned to them in the Master Pooling and Servicing Agreement.

           SECTION 1.1 Definitions. Section 1.01 of the Master Pooling and Servicing Agreement is hereby amended by deleting the definition of "Business Day" and substituting therefor the following definition:

           "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Newark, Delaware or Wilmington, Delaware (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

           SECTION 2.1 Collections. Section 4.03(a) of the Master Pooling and Servicing Agreement is hereby amended by deleting the third paragraph thereof and substituting therefor the following paragraph:

           Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, the Transferor shall remain the Servicer hereunder, and (a)(i) the Servicer provides to the Trustee a letter of credit or other form of Enhancement covering the risk of collection of the Servicer, and (ii) the Transferor shall not have received a notice from any Rating Agency that such a letter of credit or other form of Enhancement would result in the lowering of such Rating Agency's then-existing rating of the Investor Certificates, or (b) the Servicer shall have and maintain a certificate of deposit or short-term deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by BIF or SAIF, the Servicer need not deposit Collections into the Collection Account, the Principal Account, the Finance Charge Account or any Series Account, as provided in any Supplement, or make payments to the Holder of the Exchangeable Transferor Certificate, as provided in Article IV, but may make such deposits, payments and withdrawals on each Transfer Date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph.

           SECTION 3.1 Addition of Accounts. Section 2.06(b) of the Master Pooling and Servicing Agreement is hereby amended by deleting the text thereof and replacing it with the following:

           In addition to its obligation under subsection 2.06(a), the Transferor may, but shall not be obligated to, designate from time to time Additional Accounts of the Transferor to be included as Accounts.

           SECTION 4.1 Ratification of Master Pooling and Servicing Agreement. As amended by this Amendment, the Master Pooling and Servicing Agreement is in all respects ratified and confirmed, and the Master Pooling and Servicing Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

           SECTION 5.1 Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or portions of this Amendment.

           SECTION 6.1 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           SECTION 7.1 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                 FIRST USA BANK,
                                   as Transferor and Servicer


                                 By: /s/ Peter W. Atwater
                                    ____________________________
                                    Name:  Peter W. Atwater
                                    Title: Executive Vice President


                                 THE BANK OF NEW YORK (DELAWARE),
                                   as Trustee


                                 By: /s/ Reyne A. Macadaeg
                                     ______________________________
                                     Name:  Reyne A. Macadaeg
                                     Title: Assistant Vice President



                              SEVENTH AMENDMENT TO
                       THE POOLING AND SERVICING AGREEMENT


           SEVENTH AMENDMENT TO POOLING AND SERVICING AGREEMENT dated as of April 15, 1998 (this "Amendment"), by and between FIRST USA BANK, as Transferor and Servicer (in such capacities, the "Transferor" and the "Servicer," respectively), and THE BANK OF NEW YORK (DELAWARE), as Trustee (the "Trustee").

           WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement dated as of September 1, 1992 (as amended and supplemented through the date hereof, the "Master Pooling and Servicing Agreement"), between the Transferor, the Servicer and the Trustee for the issuance by the First USA Credit Card Master Trust (the "Trust") of the Investor Certificates and the Exchangeable Transferor Certificate;

           WHEREAS, Section 13.01(a) of the Master Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Investor Certificateholders may amend the Master Pooling and Servicing Agreement from time to time so long as the Trustee shall have received (i) from each Rating Agency then rating the Investor Certificates, a written notification that such action will not result in a reduction or withdrawal of the rating of any outstanding Series which it is then rating and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders;

           WHEREAS, the Trustee has received from (i) each Rating Agency, a letter confirming the current rating of each outstanding Series and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor
 Certificateholders; and

           WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

           NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Master Pooling and Servicing Agreement in the manner set forth below.

           Capitalized terms used but not defined herein shall have the meanings assigned to them in the Master Pooling and Servicing Agreement.

           SECTION 1.1  Amendments.

                (a) Definition of Business Day. Section 1.01 of the Master Pooling and Servicing Agreement is hereby amended by deleting the definition of "Business Day" and replacing it with the following:

                ""Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or executive order to be closed in (a) New York, New York, (b) Newark, Delaware, (c) with respect to any Series for which payments to any Certificateholders are to be made outside of the United States, the city or cities in which the Paying Agents for such Series located outside of the United States have their principal place of business, and (d) with respect to any Series, any additional city specified in the related Supplement."

                (b) Annual Servicer's Certificate. Section 3.05 of the Master Pooling and Servicing Agreement is hereby amended by deleting the text thereof and replacing it with the following:

                "Section 3.05 Annual Servicer's Certificate. Within four months after the end of each fiscal year of the Servicer, the Servicer will deliver, as provided in Section 13.05, to the Trustee, any Enhancement Provider and the Rating Agency, an Officer's Certificate substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the prior twelve-month period (or, with respect to the report to be delivered on or before April 30, 1998, the six-month period from July 1, 1997 through December 31,
      1997) and of its performance under this Agreement was made under the supervision of the officer signing such certificate, (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof and (c) the report required to be delivered to the Servicer by the independent certified public accountants pursuant to subsection 3.06(b) of this Agreement has been delivered to the Servicer, and such report contains no exceptions, except for such exceptions as the independent certified public accountants believe to be immaterial and such other exceptions as may be set forth in such report. Such Officer's Certificate shall specify all exceptions listed in the independent certified public accountants' report referred to in clause (c) above. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office."

                (c)  Annual Independent Accountants' Servicing Report.
 Section 3.06 of the Master Pooling and Servicing Agreement is hereby amended by deleting the text thereof and replacing it with the following:

                "Section 3.06  Annual Independent Accountants' Servicing
      Report.

                (a) Within four months after the end of each fiscal year of the Servicer, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Trustee, any Enhancement Provider and the Rating Agency, to the effect that such firm has examined the assertion of the Servicer that it has maintained effective internal control over the servicing of Accounts under this Agreement and has complied with the provisions of this Agreement with respect to the servicing of Accounts, and that such firm has completed such examination in accordance with standards established by the American Institute of Certified Public Accountants and that, on the basis of such examination, such firm is of the opinion (assuming the accuracy of any reports generated by the Servicer's third party agents) that such assertion is fairly stated in all material respects. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                 (b) Within four months after the end of each fiscal year of the Servicer, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Servicer to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Servicer pursuant to subsection 3.04(b) during the period covered by such report (which shall be each fiscal year of the Servicer or, with respect to the report to be delivered on or before April 30, 1998, the six-month period from July 1, 1997 through December 31, 1997) with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report."

           SECTION 2.1 Ratification of Master Pooling and Servicing Agreement. As amended by this Amendment, the Master Pooling and Servicing Agreement is in all respects ratified and confirmed, and the Master Pooling and Servicing Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

           SECTION 3.1 Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or portions of this Amendment.

           SECTION 4.1 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           SECTION 5.1 GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                     FIRST USA BANK,
                       as Transferor and Servicer


                     By: /s/ Tracie H. Klein
                        ----------------------------
                        Name:  Tracie H. Klein
                        Title: Vice President


                     THE BANK OF NEW YORK (DELAWARE),
                       as Trustee


                     By: /s/ Reyne A. Macadaeg
                        --------------------------------
                        Name:  Reyne A. Macadaeg
                        Title: Assistant Vice President



                               EIGHTH AMENDMENT TO
                       THE POOLING AND SERVICING AGREEMENT


           EIGHTH AMENDMENT TO POOLING AND SERVICING AGREEMENT dated as of June 30, 1998 (this "Amendment"), by and between FIRST USA BANK, as Transferor and Servicer (in such capacities, the "Transferor" and the "Servicer," respectively), and THE BANK OF NEW YORK (DELAWARE), as Trustee (the "Trustee").

           WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement dated as of September 1, 1992 (as amended and supplemented through the date hereof, the "Master Pooling and Servicing Agreement"), between the Transferor, the Servicer and the Trustee for the issuance by the First USA Credit Card Master Trust (the "Trust") of the Investor Certificates and the Exchangeable Transferor Certificate;

           WHEREAS, Section 13.01(a) of the Master Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Investor Certificateholders may amend the Master Pooling and Servicing Agreement from time to time so long as the Trustee shall have received (i) from each Rating Agency then rating the Investor Certificates, a written notification that such action will not result in a reduction or withdrawal of the rating of any outstanding Series which it is then rating and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders;

           WHEREAS, the Trustee has received from (i) each Rating Agency, a letter confirming the current rating of each outstanding Series and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor
 Certificateholders; and

           WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

           NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Master Pooling and Servicing Agreement in the manner set forth below.

        Capitalized terms used but not defined herein shall have the meanings assigned to them in the Master Pooling and Servicing Agreement.

           SECTION 1. Amendments. Subsection 6.03(b) of the Master Pooling and Servicing Agreement is hereby amended by deleting the text thereof and replacing it with the following:

           (b) Except as provided in Section 6.09 or 7.02 or in any Supplement, in no event shall the Exchangeable Transferor Certificate or any interest therein be transferred, sold, exchanged, pledged, participated or otherwise assigned hereunder, in whole or in part, unless the Transferor shall have consented in writing to such transfer and unless the Trustee shall have received (x) an Opinion of Counsel that such transfer
           (i) does not adversely affect the conclusions reached in any of the federal income tax opinions dated the applicable Closing Date issued in connection with the original issuance of any Series of Investor Certificates and (ii) will not cause the Trust to be deemed to be an association or "publicly traded partnership" (within the meaning of Section 7704(b) of the Internal Revenue Code) taxable as a corporation and
           (y) with respect to any such transfer, sale, exchange, pledge, participation or assignment to an entity which is not an Affiliate of the Transferor, confirmation in writing from each Rating Agency that such transfer will not result in a lowering or withdrawal of its then-existing rating of any Series of Investor Certificates. The Transferor shall give each Rating Agency notice of any such transfer, sale, exchange, pledge, participation or assignment to an Affiliate of the Transferor.

           SECTION 2. Ratification of Master Pooling and Servicing Agreement. As amended by this Amendment, the Master Pooling and Servicing Agreement is in all respects ratified and confirmed, and the Master Pooling and Servicing Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

           SECTION 3. Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or portions of this Amendment.

           SECTION 4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           SECTION 5.   GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED
 IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                   FIRST USA BANK,
                     as Transferor and Servicer


                   By:  /s/  Suzanne Bachman
                       ----------------------------
                      Name:  Suzanne Bachman
                      Title: Vice President


                   THE BANK OF NEW YORK (DELAWARE),
                     as Trustee


                   By: /s/  Reyne A. Macadaeg
                       ------------------------------
                      Name:  Reyne A. Macadaeg
                      Title: Assistant Vice President



                               NINTH AMENDMENT TO
                       THE POOLING AND SERVICING AGREEMENT


           NINTH AMENDMENT TO POOLING AND SERVICING AGREEMENT, dated as of July 21, 1998 (this "Amendment"), by and between FIRST USA BANK, N.A., as Transferor and Servicer (in such capacities, the "Transferor" and the "Servicer," respectively), and THE BANK OF NEW YORK (DELAWARE), as Trustee (in such capacity, the "Trustee").

           WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement, dated as of September 1, 1992 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "Master Pooling and Servicing Agreement"), by and between the Transferor, the Servicer and the Trustee, for the issuance by the First USA Credit Card Master Trust (the "Trust") of the Investor Certificates and the Exchangeable Transferor Certificate;

           WHEREAS, Section 13.01(a) of the Master Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Investor Certificateholders, may amend the Master Pooling and Servicing Agreement from time to time so long as the Trustee shall have received (i) from each Rating Agency then rating the Investor Certificates, a written notification that such action will not result in a reduction or withdrawal of the rating of any outstanding Series which it is then rating and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders;

           WHEREAS, the Trustee has received (i) from each Rating Agency, a letter confirming the current rating of each outstanding Series and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor
 Certificateholders; and

           WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

           NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Master Pooling and Servicing Agreement in the manner set forth below.

        Capitalized terms used but not defined herein shall have the meanings assigned to them in the Master Pooling and Servicing Agreement.

           SECTION 1. Name Change. Wherever used in the Master Pooling and Servicing Agreement, including in the exhibits and schedules thereto, (a) all references to the Transferor or the Servicer as "First USA Bank, a Delaware chartered banking corporation" are hereby amended to read "First USA Bank, N.A., a national banking association" and (b) all references to the name of the Transferor or the Servicer as "First USA Bank" are hereby amended to read "First USA Bank, N.A." .

           SECTION 2. Amendments to Section 2.03. (a) Section 2.03(a) of the Master Pooling and Servicing Agreement is hereby amended by deleting the words "Delaware chartered banking corporation duly organized and validly existing in good standing under the Laws of the State of Delaware" therefrom and substituting therefor the words "national banking association duly organized and validly existing in good standing under the laws of the United States".

           (b) Section 2.03(b) of the Master Pooling and Servicing Agreement is hereby amended by deleting the words "and Delaware" therefrom.

           SECTION 3. Amendments to Section 3.03. (a) Section 3.03(a) of the Master Pooling and Servicing Agreement is hereby amended by deleting the words "Delaware chartered banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware" therefrom and substituting therefor the words "national banking association duly organized and validly existing in good standing under the laws of the United States".

           (b) Section 3.03(b) of the Master Pooling and Servicing Agreement is hereby amended by deleting the words "and Delaware" therefrom.

           SECTION 4. Amendment to Section 11.15. Section 11.15(i) is hereby amended by deleting the words "national banking association" and substituting therefor the words "Delaware chartered banking corporation".

           SECTION 5. Ratification of Master Pooling and Servicing Agreement. As amended by this Amendment, the Master Pooling and Servicing Agreement is in all respects ratified and confirmed, and the Master Pooling and Servicing Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

           SECTION 6. Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or portions of this Amendment.

           SECTION 7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


           IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                     FIRST USA BANK, N.A.
                       as Transferor and Servicer


                     By: /s/  Rebekah A. Sayers
                         ---------------------------
                        Name:  Rebekah A. Sayers
                        Title: Vice President


                     THE BANK OF NEW YORK (DELAWARE),
                       as Trustee


                     By: /s/  Reyne A. Macadaeg
                        -----------------------------
                        Name:  Reyne A. Macadaeg
                        Title: Assistant Vice President



                               TENTH AMENDMENT TO
                       THE POOLING AND SERVICING AGREEMENT

           TENTH AMENDMENT TO POOLING AND SERVICING AGREEMENT, dated as of August 14, 1998 (this "Amendment"), by and between FIRST USA BANK, N.A., as Transferor and Servicer (in such capacities, the "Transferor" and the "Servicer," respectively), and THE BANK OF NEW YORK (DELAWARE), as Trustee (in such capacity, the "Trustee").

           WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement, dated as of September 1, 1992 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "Master Pooling and Servicing Agreement"), by and between the Transferor, the Servicer and the Trustee, for the issuance by the First USA Credit Card Master Trust (the "Trust") of the Investor Certificates and the Exchangeable Transferor Certificate;

           WHEREAS, Section 13.01(a) of the Master Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Investor Certificateholders, may amend the Master Pooling and Servicing Agreement from time to time so long as the Trustee shall have received (i) from each Rating Agency then rating the Investor Certificates, a written notification that such action will not result in a reduction or withdrawal of the rating of any outstanding Series which it is then rating and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders;

           WHEREAS, the Trustee has received (i) from each Rating Agency, a letter confirming the current rating of each outstanding Series and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor
 Certificateholders; and

           WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

           NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Master Pooling and Servicing Agreement in the manner set forth below.

        Capitalized terms used but not defined herein shall have the meanings assigned to them in the Master Pooling and Servicing Agreement.

           SECTION 1. Amendments to Section 1.01. (a) The definition of "Eligible Account" set forth in Section 1.01 of the Master Pooling and Servicing Agreement is hereby amended by deleting subsection (c) thereof and substituting in its place the following subsection (c):

                "(c) the Obligor on which has provided, as its most recent billing address, an address which is located in the United States or its territories or possessions or a Military Address;"

           (b) Section 1.01 of the Master Pooling and Servicing Agreement is hereby further amended by adding the following definition thereto in the proper order therefor:

                ""Military Address" shall mean any mailing address on any United States armed forces military base of operations, including APO and FPO Addresses."

           SECTION 2. Amendment to Section 2.06(a). Section 2.06(a) of the Master Pooling and Servicing Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

                "(a) If, (i) during any period of thirty consecutive days, the Transferor Interest averaged over that period is less than 4% (or such higher percentage as may be specified in any Supplement, such percentage the "Minimum Transferor Interest") of the Average Principal Receivables, the Transferor shall designate additional eligible MasterCard or VISA accounts from the Bank Portfolio ("Additional Accounts") to be included as Accounts in a sufficient amount such that the average of the Transferor Interest as a percentage of the Average Principal Receivables for such 30-day period, computed by assuming that the amount of the Average Principal Receivables of such Additional Accounts shall be deemed to be outstanding in the Trust during each day of such 30-day period, is at least equal to the Minimum Transferor Interest, or (ii) on any Record Date the aggregate amount of Principal Receivables is less than the Minimum Aggregate Principal Receivables, the Transferor shall designate Additional Accounts to be included as Accounts in a sufficient amount such that the aggregate amount of Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Additional Accounts shall be transferred to the Trust on or before the tenth Business Day following such thirty-day period or Record Date, as the case may be."

           SECTION 3. Amendment to Section 4.03(b). Section 4.03(b) of the Master Pooling and Servicing Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

                "(b) Allocations for the Exchangeable Transferor Certificate. Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holder of the Exchangeable Transferor Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period; provided, however, that amounts payable to the Holder of the Exchangeable Transferor Certificate pursuant to this clause (b) shall instead be deposited in the Collection Account to the extent that the Transferor Interest is less than the Minimum Transferor Interest. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Exchangeable Transferor Certificate pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Exchangeable Transferor Certificate."

           SECTION 4. Amendment to Section 4.03(f). Section 4.03(f) of the Master Pooling and Servicing Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

                "(f) Unallocated Principal Collections. If, pursuant to any provisions of Article IV, Collections allocated to Principal Receivables with respect to any Series would cause such Series (a "Retired Series") to be paid in full or if, pursuant to such provisions, Collections of Principal Receivables are allocated to the Holder of the Exchangeable Transferor Certificate and the Transferor Interest is equal to or less than the Minimum Transferor Interest or the payment of such amount to the Transferor would cause the Transferor Interest to be equal to or less than the Minimum Transferor Interest (any such Collections being referred to as "Allocated Collections") or any Adjustment Payment is made, any Collections of Principal Receivables allocated to a Retired Series in excess of the amount required to pay such Series in full, or to the Transferor Interest if the Transferor Interest is or would be caused to be less than the Minimum Transferor Interest or any Adjustment Payment ("Unallocated Principal Collections") shall be retained in the Collection Account. If on any Business Day following a Business Day on which Unallocated Principal Collections were retained in the Collection Account the Transferor Interest is greater than the Minimum Transferor Interest, such Unallocated Principal Collections may be released to the Holder of the Exchangeable Transferor Certificate. On each Transfer Date with respect to each Series in the Monthly Period succeeding the Monthly Period in which Unallocated Principal Collections were retained in the Collection Account, such Unallocated Principal Collections shall be reallocated to outstanding Series (any such allocation, an "Excess Amount Principal Allocation," and any such Series, an "Outstanding Series"). Any Excess Amount Principal Allocation shall be performed assuming that (a) the character of Unallocated Principal Collections as Principal Receivables shall not be altered, (b) the Investor Percentages with respect to any Outstanding Series shall be recalculated assuming that the Retired Series has been retired and that only the Outstanding Series are outstanding, (c) Allocated Collections have been paid to the Retiring Series, (d) if the payment of Allocated Collections as described above causes a Pay Out Event to occur, Unallocated Principal Collections shall be allocated as if such Pay Out Event has occurred and (e) the Unallocated Principal Collections available on any Transfer Date with respect to any Series shall be applied as if they were available on the last Business Day of the preceding Monthly Period. On each Transfer Date immediately preceding each Distribution Date related to the Amortization Period for any Series, Unallocated Principal Collections will be deposited in the Principal Account for such Series to the extent of the lesser of (x) the Principal Shortfall on the last Business Day of the preceding Monthly Period for such Series and (y) the aggregate amount of Unallocated Principal Collections retained in the Collection Account on such day. If more that one Series is in its Amortization Period, Unallocated Principal Collections retained in the Collection Account shall be allocated to each outstanding Series pro rata based on the Principal Shortfall, if any, for each such Series on the last Business Day of the preceding Monthly Period, and then, at the option of the Transferor, any remainder may be applied as principal with respect to any Series of variable funding certificates. The Servicer shall pay any remaining Shared Principal Collections on such Transfer Date to the Transferor; provided, that if the Transferor Interest as determined on such Business Day does not exceed the Minimum Transferor Interest, then such remaining Unallocated Principal Collections shall be deposited in the Collection Account in an amount equal to the lesser of (i) the remaining Unallocated Principal Collections and (ii) the excess of the Minimum Transferor Interest over the Transferor Interest on such Business Day."

           SECTION 5. Ratification of Master Pooling and Servicing Agreement. As amended by this Amendment, the Master Pooling and Servicing Agreement is in all respects ratified and confirmed, and the Master Pooling and Servicing Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

           SECTION 6. Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or portions of this Amendment.

           SECTION 7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                FIRST USA BANK, N.A.
                                 as Transferor and Servicer


                                By:  /s/ Rebekah A. Sayers
                                     ___________________________
                                     Name:  Rebekah A. Sayers
                                     Title: Vice President


                                THE BANK OF NEW YORK (DELAWARE),
                                 as Trustee


                                By:  /s/ Cheryl L. Laser
                                    ____________________________
                                    Name:  Cheryl L. Laser
                                    Title: Assistant Vice President



                              ELEVENTH AMENDMENT TO
                       THE POOLING AND SERVICING AGREEMENT


           ELEVENTH AMENDMENT TO POOLING AND SERVICING AGREEMENT, dated as of August 31, 1999 (this "Amendment"), by and between FIRST USA BANK, NATIONAL ASSOCIATION, as Transferor and Servicer (in such capacities, the "Transferor" and the "Servicer," respectively), and THE BANK OF NEW YORK (DELAWARE), as Trustee (in such capacity, the "Trustee").

           WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement, dated as of September 1, 1992 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "Master Pooling and Servicing Agreement"), by and between the Transferor, the Servicer and the Trustee, for the issuance by the First USA Credit Card Master Trust (the "Trust") of the Investor Certificates and the Exchangeable Transferor Certificate;

           WHEREAS, Section 13.01(a) of the Master Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Investor Certificateholders, may amend the Master Pooling and Servicing Agreement from time to time so long as the Trustee shall have received (i) from each Rating Agency then rating the Investor Certificates, a written notification that such action will not result in a reduction or withdrawal of the rating of any outstanding Series which it is then rating and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor Certificateholders;

           WHEREAS, the Trustee has received (i) from each Rating Agency, a letter confirming the current rating of each outstanding Series and (ii) an Opinion of Counsel to the effect that such amendment will not adversely affect in any material respect the interests of the Investor
 Certificateholders; and

           WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with;

           NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Amendment in order to amend the provisions of the Master Pooling and Servicing Agreement in the manner set forth below.

        Capitalized terms used but not defined herein shall have the meanings assigned to them in the Master Pooling and Servicing Agreement.

           SECTION 1. Defined Terms. Section 1.01 of the Master Pooling and Servicing Agreement is hereby amended by adding the following definitions thereto in the proper order therefor:

                "Aggregate Addition Limit" shall mean the aggregate number of accounts that may be added as Additional Accounts without prior satisfaction of the Rating Agency Condition, equal to the aggregate number of Accounts (exclusive of the aggregate amount of Accounts that are Approved Accounts), which would either (x) with respect to any consecutive three-month period, equal 15% of the aggregate number of Accounts (inclusive of the aggregate number of Accounts that are Approved Accounts added during such period) as of the first day of such three-month period or (y) with respect to any twelve-month period, equal 20% of aggregate number of Accounts (inclusive of the aggregate number of Accounts that are Approved Accounts added during such period) as of the first day of such twelve-month period.

                "Approved Accounts" shall mean each Additional Account added to the Trust with respect to which the Rating Agency Condition has been satisfied.

                "Fitch" shall mean Fitch IBCA, Inc.

                "Opinion Delivery Date" shall mean March 31, June 30, September 30 and December 31 of each year; provided, however, that if in connection with the issuance of a Series of Certificates an Opinion of Counsel substantially in the form of Exhibit E has been delivered within the three month period preceding either of such dates then such date shall not be an "Opinion Delivery Date."

                "Rating Agency Condition" shall mean, at any time with respect to a Series, the written confirmation of the Rating Agency that a specified event or modification of the terms of such Series will not result in the withdrawal or downgrade of the rating of the Certificates of any Series then in effect.

           SECTION 2. Amendment to Section 2.06. Section 2.06 of the Master Pooling and Servicing Agreement is hereby replaced in its entirety with the following:

                Section 2.06  Addition of Accounts.

                (a) Required Additions. If, (i) during any period of thirty consecutive days, the Transferor Interest averaged over that period is less than 4% (or such higher percentage as may be specified in any Supplement, such percentage the "Minimum Transferor Interest") of the Average Principal Receivables, the Transferor shall designate additional eligible MasterCard or VISA accounts from the Bank Portfolio ("Additional Accounts") to be included as Accounts in a sufficient amount such that the average of the Transferor Interest as a percentage of the Average Principal Receivables for such 30-day period, computed by assuming that the amount of the Average Principal Receivables of such Additional Accounts shall be deemed to be outstanding in the Trust during each day of such 30-day period, is at least equal to the Minimum Transferor Interest, or (ii) on any Record Date the aggregate amount of Principal Receivables is less than the Minimum Aggregate Principal Receivables, the Transferor shall designate Additional Accounts to be included as Accounts in a sufficient amount such that the aggregate amount of Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Additional Accounts shall be transferred to the Trust on or before the tenth Business Day following such thirty-day period or Record Date, as the case may be.

                (b) Permitted Additions. In addition to its obligation under subsection 2.06(a), the Transferor may, but shall not be obligated to, designate from time to time Additional Accounts of the Transferor to be included as Accounts.

                (c) The Transferor agrees that any such transfer of Receivables from Additional Accounts, under subsection 2.06(a) or (b) shall satisfy the following conditions (to the extent provided below):

                   (i) on or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(a) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(b) (the "Notice Date"), the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred;

                   (ii) on or before the Addition Date, the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) in substantially the form of Exhibit B (the "Assignment") and the Transferor shall have indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and, within five Business Days thereafter, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts, identified by account number and the aggregate amount of the Receivables in such Additional Accounts, as of the Addition Cut Off Date, which computer file or microfiche list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement;

                   (iii)  the Transferor shall represent and warrant that
           (x) each Additional Account is, as of the Addition Cut Off Date, an Eligible Account, and each Receivable in such Additional Account, is, as of the Addition Cut Off Date, an Eligible Receivable, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio, and (z) as of the Addition Date, the Transferor is not insolvent;

                   (iv) the Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created in the Additional Accounts, and all proceeds (as defined in the UCC as in effect in the State of Delaware) of such Receivables and Insurance Proceeds relating thereto and such Receivables and all proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates, except for (i) Liens permitted under subsection 2.05(b), (ii) the interest of the Transferor as Holder of the Exchangeable Transferor Certificate and (iii) the Transferor's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account, or any Series Account as provided in this Agreement and any related Supplement or (y) a grant of a security interest (as defined in the UCC as in effect in the State of Delaware) in such property to the Trust, which is enforceable with respect to then existing Receivables of the Additional Accounts, the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts conveyed on such Addition Date, the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof and Insurance Proceeds relating thereto upon such creation; and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement as described in Section 2.01 with respect to such Additional Accounts and in the case of the Receivables thereafter created in such Additional Accounts and the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof, and Insurance Proceeds relating thereto, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the State of Delaware), except for Liens permitted under subsection 2.05(b);

                   (v)  the Transferor shall deliver an Officer's
           Certificate substantially in the form of Schedule 2 to Exhibit B to the Trustee confirming the items set forth in paragraph (ii) above;

                   (vi) on or before the Opinion Delivery Date, the Transferor shall deliver to the Trustee (with a copy to each Rating Agency) an Opinion of Counsel with respect to the Receivables arising in Accounts included as Additional Accounts during the preceding three month period substantially in the form of Exhibit E; and

                   (vii) if (a) with respect to any three-month period or with respect to any twelve-month period, the aggregate number of Accounts designated to have their Receivables added to the Trust shall exceed the applicable Aggregate Addition Limit or (b) the Accounts designated to have their Receivables added to the Trust were not originated by the Transferor, the Transferor shall have received notice from Standard & Poor's, Moody's and Fitch that the inclusion pursuant to subsection 2.06(b) of accounts as Additional Accounts that are in excess of the applicable Aggregate Addition Limit or were not originated by the Transferor will not result in the reduction or withdrawal of its then existing rating of any Series of Investor Certificates then issued and outstanding and shall have delivered such notice to the Trustee.


           SECTION 3. Ratification of Master Pooling and Servicing Agreement. As amended by this Amendment, the Master Pooling and Servicing Agreement is in all respects ratified and confirmed, and the Master Pooling and Servicing Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

           SECTION 4. Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or portions of this Amendment.

           SECTION 5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


           IN WITNESS WHEREOF, the Servicer, the Transferor and the Trustee have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                     FIRST USA BANK, NATIONAL ASSOCIATION
                       as Transferor and Servicer


                     By:/s/ Thomas J. Hopkins
                        _______________________________
                           Name:  Thomas J. Hopkins
                           Title: Vice President


                     THE BANK OF NEW YORK (DELAWARE),
                       as Trustee


                     By:/s/ Betty A. Cocozza
                        ________________________________
                           Name:  Betty A. Cocozza
                           Title: Agent